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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                        EGAIN COMMUNICATIONS CORPORATION,
                             a Delaware corporation


                                       and


                              BIG SCIENCE COMPANY,
                             a Georgia corporation.




                        -------------------------------
                          Dated as of February 7, 2000
                        -------------------------------


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                                TABLE OF CONTENTS

                                                                            PAGE


SECTION 1.  DESCRIPTION OF TRANSACTION.........................................1
    1.1     Merger of the Company into Parent..................................1
    1.2     Effect of the Merger...............................................1
    1.3     Closing; Effective Time............................................2
    1.4     Certificate of Incorporation and Bylaws; Directors and Officers....2
    1.5     Maximum Shares to Be Issued; Effect on Capital Stock...............2
    1.6     Conversion of Shares...............................................2
    1.7     Employee Stock Options.............................................4
    1.8     Closing of the Company's Transfer Books............................4
    1.9     Exchange of Certificates...........................................5
    1.10    Appraisal Rights...................................................6
    1.11    Escrow of Parent Common Stock......................................6
    1.12    Tax Consequences...................................................7
    1.13    Accounting Treatment...............................................7

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................7
    2.1     Due Organization; No Subsidiaries; Authority; Etc..................7
    2.2     Certificate of Incorporation and Bylaws; Records...................8
    2.3     Capitalization, Etc................................................8
    2.4     Financial Statements...............................................9
    2.5     Absence of Changes................................................10
    2.6     Title to Assets...................................................11
    2.7     Bank Accounts; Receivables........................................12
    2.8     Equipment; Leasehold..............................................12
    2.9     Proprietary Assets................................................12
    2.10    Contracts.........................................................15
    2.11    Liabilities; Fees, Costs and Expenses.............................17
    2.12    Compliance with Legal Requirements................................17
    2.13    Governmental Authorizations.......................................17
    2.14    Tax Matters.......................................................18
    2.15    Employee and Labor Matters; Benefit Plans.........................19
    2.16    Environmental Matters.............................................21
    2.17    Insurance.........................................................22
    2.18    Related Party Transactions........................................22
    2.19    Legal Proceedings; Orders.........................................22
    2.20    Authority; Binding Nature of Agreement............................23
    2.21    Non-Contravention; Consents.......................................23
    2.22    Customers.........................................................24
    2.23    Product Development...............................................24
    2.24    Full Disclosure...................................................25

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SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........25
    3.1     Corporate Existence and Power.....................................25
    3.2     Authority; Binding Nature of Agreement............................25
    3.3     Capitalization....................................................25
    3.4     SEC Filings; Financial Statements.................................25
    3.5     No Conflict.......................................................26
    3.6     Valid Issuance....................................................26
SECTION 4.  CERTAIN COVENANTS OF THE COMPANY..................................27
    4.1     Access and Investigation..........................................27
    4.2     Operation of the Company's Business...............................27
    4.3     Notification; Updates to Disclosure Schedule......................29
    4.4     No Negotiation....................................................29

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES...............................31
    5.1     Filings and Consents..............................................31
    5.2     Stockholder Consent...............................................31
    5.3     Public Announcements..............................................32
    5.4     Best Efforts......................................................32
    5.5     Employment Agreements and Confidential Information and
            Invention Assignment Agreements...................................32
    5.6     Employees.........................................................32
    5.7     Release...........................................................32
    5.8     Termination of Employee Plans.....................................32
    5.9     FIRPTA Matters....................................................32
    5.10    Investment Letters................................................32

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB......33
    6.1     Accuracy of Representations.......................................33
    6.2     Performance of Covenants..........................................33
    6.3     Stockholder Approval..............................................33
    6.4     Consents..........................................................33
    6.5     Agreements and Documents..........................................33
    6.6     No Restraints.....................................................34
    6.7     No Governmental Litigation........................................34
    6.8     No Other Litigation...............................................34
    6.9     Termination of Employee Plans.....................................35
    6.10    FIRPTA Compliance.................................................35
    6.11    Securities Law Requirements.......................................35

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY................35
    7.1     Accuracy of Representations.......................................35
    7.2     Performance of Covenants..........................................35
    7.3     Documents.........................................................35
    7.4     Stockholder Approval..............................................36
    7.5     Listing...........................................................36
    7.6     No Restraints.....................................................36

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    7.7     Securities Law Requirements.......................................36
    7.8     Registration Rights...............................................36

SECTION 8.  TERMINATION.......................................................36
    8.1     Termination Events................................................36
    8.2     Termination Procedures............................................37
    8.3     Effect of Termination.............................................38

SECTION 9.  INDEMNIFICATION, ETC..............................................38
    9.1     Survival of Representations, Etc..................................38
    9.2     Indemnification...................................................38
    9.3     Threshold.........................................................39
    9.4     Right of Offset of Indemnification Claims.........................39
    9.5     No Contribution...................................................39
    9.6     Defense of Third Party Claims.....................................40
    9.7     Exercise of Remedies by Indemnitees Other Than Parent.............40
    9.8     Fraud.............................................................40

SECTION 10. REGISTRATION RIGHTS...............................................40
    10.1    Restrictions on Transferability...................................40
    10.2    Restrictive Legend................................................41
    10.3    Notice of Proposed Transfers......................................41
    10.4    Requested Registration............................................42

SECTION 11. MISCELLANEOUS PROVISIONS..........................................42
    11.1    Company Stockholders'Representatives..............................42
    11.2    Further Assurances................................................42
    11.3    Fees and Expenses.................................................42
    11.4    Attorneys'Fees....................................................43
    11.5    Notices...........................................................43
    11.6    Time of the Essence...............................................44
    11.7    Headings..........................................................44
    11.8    Counterparts......................................................44
    11.9    Governing Law.....................................................44
    11.10   Successors and Assigns............................................44
    11.11   Remedies Cumulative; Specific Performance.........................44
    11.12   Waiver............................................................44
    11.13   Amendments........................................................45
    11.14   Severability......................................................45
    11.15   Parties in Interest...............................................45
    11.16   Entire Agreement..................................................45
    11.17   Construction......................................................45

                                     -iii0

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                                    EXHIBITS

Exhibit A      Certain definitions

Exhibit B      Form of Escrow Agreement

Exhibit C      Form of Employment Agreements

Exhibit D      Confidential Information and Invention Assignment Agreements

Exhibit E      Form of Stockholder Release

Exhibit F      Form of Investment Letter

Exhibit G      Form of legal opinion of Nelson Mullins Riley & Scarborough, LLP

Exhibit H      Form of legal opinion of Pillsbury Madison & Sutro LLP

Exhibit I      Amendment to Amended and Restated Investors' Rights Agreement

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of February 7, 2000, by and among EGAIN COMMUNICATIONS CORPORATION, a Delaware corporation ("Parent"), BIG SCIENCE COMPANY, a Georgia corporation (the "Company"), and, for the purposes of Section 2 hereof, TOM REARICK ("REARICK"), JOEL ACKERMAN ("Ackerman") and PEDRO CORTOPASSI ("Cortopassi") (Rearick, Ackerman and Cortopassi collectively, the "Founders"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent and the Company intend to effect a statutory merger of the Company into Parent (the "Merger") in accordance with this Agreement, the Georgia Business Corporation Code (the "GBCC") and the Deleware General Corporation Law ("DGCL"). Upon consummation of the Merger, the Company will cease to exist, and Parent will be the surviving corporation.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

     C. This Agreement has been approved by the respective boards of directors of Parent and the Company.

     D. In connection with the execution and delivery of this Agreement, certain stockholders of the Company are executing and delivering to Parent a Voting Agreement of even date herewith.

                                    AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1.     DESCRIPTION OF TRANSACTION

     1.1 Merger of the Company Into Parent. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Parent, and the separate existence of the Company shall cease. Parent will continue as the surviving corporation in the Merger. Parent, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the GBCC and the DGCL.

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     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro llp, 2550 Hanover Street, Palo Alto, California 94304 at 9:00 a.m. Pacific Standard Time, on a date to be designated by Parent which shall not be more than 10 business days after the date on which the condition set forth in Section 6.3 is satisfied (or waived by Parent); PROVIDED HOWEVER, that if any condition set forth in Section 6 or 7 has not been satisfied as of the date so designated by Parent, then Parent may, by delivering a written extension notice to the Company, extend the time of the Closing for a period of up to 30 days. The time and date as of which the Closing takes place is referred to in this Agreement as the "Closing Date." Contemporaneously with or as promptly as practicable after the Closing, the parties shall cause the Merger to be consummated by filing a properly executed certificate of merger conforming to the requirements of the DGCL and the GBCC with the Secretaries of State of Delaware and Georgia. The Merger shall become effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

     1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

     (a) the Certificate of Incorporation of Parent as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended by Parent;

     (b) the Bylaws of Parent, as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended by Parent; and

     (c) the directors and officers of Parent, as in effect immediately prior to the Effective Time shall be directors and officers of the Surviving Corporation.

     1.5 Maximum Shares to be Issued; Effect On Capital Stock. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to purchase shares of Company Common Stock to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options and warrants to acquire Company Capital Stock shall be determined by dividing (X) an amount equal to $35,000,000 less the sum of the Additional Liabilities (as defined in Exhibit A hereto) by
(Y) $42.25 (the "Stock Consideration"), reduced as a result of any Dissenting Shares (as defined in Section 1.9 herein). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

     1.6 Conversion of Shares. By virtue of the Merger and without any action on the part of Parent, Company or the holders of any of Company's Capital Stock:

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     (A) Conversion of Company Common Stock. Each share of Common Stock of the
Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares and shares canceled pursuant to Section 1.6(b) herein) will be canceled and extinguished and be converted automatically into that number of shares of Parent Common Stock as is equal to the Exchange Ratio (as defined in paragraph (ii) of subsection (c) below), it being understood that certain shares of Parent Common Stock issuable pursuant to this Section 1.6 shall be held in escrow in accordance with Section 1.11 herein.

     (b) Cancellation of Company Capital Stock Owned by Company. At the Effective Time, all shares of Company Capital Stock that are owned by Company as treasury stock, immediately prior to the Effective Time shall be canceled and extinguished without conversion thereof.

     (C) Other Consideration. In addition to the Stock Consideration, the holders of Company Capital Stock shall receive at the Effective Time an amount per share equal to $554,530 divided by the Fully Diluted Share Amount (as defined in Section 1.6(c)(ii)) (the "Cash Consideration").

          (i) The "Merger Consideration" receivable by a holder of capital stock of the Company shall consist of (A) the Cash Consideration and Stock Consideration (other than Escrow Shares) issuable to such holder in accordance with Sections 1.6(a) and (c) upon the surrender of the certificate or certificates representing capital stock of the Company held by such holder, (B) the rights of such holder with respect to the Escrow Shares held by the Escrow Agent on behalf of such holder, and (C) the right of such holder to receive cash in lieu of fractional shares of Parent Common Stock in accordance with Section 1.9(a).

          (ii) The "Exchange Ratio" shall mean the Stock Consideration divided by the sum of the following outstanding as of the Closing Date: all outstanding shares of Company Capital Stock, all outstanding Company Options and all other outstanding options, warrants and other rights to purchase or otherwise acquire shares of Company Common Stock (collectively, the "Fully Diluted Share Amount").

     (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock divided (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring (or for which the record date occurs) after the date hereof and prior to the Effective Time.

     (e) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, stock option agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The

Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     (f) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     1.7 Employee Stock Options. At the Effective Time, each then outstanding Company Option (as defined in Section 2.3(b)) and each other outstanding option to purchase Common Stock of the Company issued in accordance with the terms of this Agreement, whether vested or unvested, shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of such Company Stock Option Plan under which such Company Option was issued and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock and cash. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, subtracting an amount equal to the Cash Consideration and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED HOWEVER, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under all Company Stock Option Plans and otherwise) to effectuate the provisions of this
Section 1.7.

     1.8 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock of the Company outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of the Company Capital Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

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     1.9 Exchange of Certificates.

     (a) As soon as practicable after the Effective Time, Parent will send to each of the registered holders of Company Stock Certificates a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, Parent shall (i) deliver to the holder of such Company Stock Certificate, such holder's pro rata portion of the Cash Consideration and a certificate representing 85% of the number of shares of Parent Common Stock that such holder has the right to receive pursuant to
Section 1.6, and (ii) deliver to the Escrow Agent under the Escrow Agreement (as defined below) on behalf of such holder a certificate in the name of the Escrow Agent representing 15% of the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.6, provided that the certificates representing Parent Common Stock to be delivered to the holder of a Company Stock Certificate under clause (i) above and to the Escrow Agent under clause (ii) above shall, in each case, represent only whole shares of Parent Common Stock and in lieu of any fractional shares to which such holder would otherwise be entitled, the holder of such Company Stock Certificate shall be paid in cash an amount equal to the sum of (1) the dollar amount (rounded to the nearest whole cent) determined by multiplying $42.25 by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such holder under clause (i) above and (2) the dollar amount (rounded to the nearest whole cent) determined by multiplying $42.25 by the fraction of a share of Parent Common Stock that would otherwise be deliverable to the Escrow Agent under clause (ii) above. Notwithstanding the foregoing, Parent may deliver to the Escrow Agent one certificate representing the total number of shares of Parent Common Stock to be held in escrow pursuant to this Section 1.9(a) in lieu of issuing separate certificates representing 15% of the total shares of Parent Common Stock issuable to each holder of Company capital stock pursuant to Section 1.6(a). All Company Stock Certificates so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

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     (c) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock (or options or other rights to acquire capital stock) of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (d) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock (or options or other rights to acquire capital stock) of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.10 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company held by a holder who, pursuant to Section 14-2-1327 of the GBCC or any successor provision, has the right to demand and properly demands an appraisal of such shares of capital stock of the Company ("Dissenting Shares"), shall not be converted into the right to receive Parent Common Stock and cash as set forth in Section 1.6, unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such holder's Dissenting Shares shall be treated as having been converted as of the Effective Time into the right to receive the Merger Consideration. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 14-2-1327 of the GBCC or any successor provision and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of capital stock of the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.11 Escrow of Parent Common Stock. Upon the Closing, Parent shall withhold the shares of Parent Common Stock to be delivered to the Escrow Agent pursuant to Section 1.8(a)(ii) (the "Escrow Shares") and deliver such shares to U.S. Bank Trust National Association, as escrow agent, or such other financial institution reasonably acceptable to the Company (the "Escrow Agent"), to be held by the Escrow Agent as collateral to secure the rights of the Indemnitees under Section
9. The Escrow Shares shall be held pursuant to the provisions of an escrow agreement substantially in the form of Exhibit B (the "Escrow Agreement"). The Escrow Shares will be represented by a certificate or certificates issued in the name of the Escrow Agent and will be held by the Escrow Agent for a period of one year from the Closing Date (the "Escrow Period"); PROVIDED HOWEVER that in the event any Indemnitee has made a claim under Section 9 prior to the end of the Escrow Period, then the Escrow Period shall continue until such claim is fully and finally resolved. In the event that this Agreement is adopted by the Company's stockholders, then all such stockholders shall, without any further act of any Company stockholder, be deemed to have consented to and approved (i) the use of the

Escrow Shares as collateral to secure the rights of the Indemnitees under
Section 9 in the manner set forth herein and in the Escrow Agreement, and (ii) the appointment of the Company Stockholders' Representative (as defined in Section 11.1) as the representative under the Escrow Agreement of the Persons receiving Stock Consideration under this Agreement and as the attorney-in-fact and agent for and on behalf of each such Person (other than holders of Dissenting Shares).

     1.12 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.13 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company and each of the Founders hereby represent and warrant, to and for the benefit of eCo, as follows:

     2.1 Due Organization; No Subsidiaries; Authority; Etc.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

     (b) Except as set forth in Part 2.1(b) of the Company Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Big Science Company."

     (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c)(i) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c)(ii) of the Company Disclosure Schedule.

     (d) Part 2.1(d) of the Company Disclosure Schedule accurately sets forth
(i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

     (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1(e) of the Company Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (1) the Company's Certificate of Incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Company Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Certificate of Incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3 Capitalization, Etc.

     (a) The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock, no par value, of which [33,962,500] shares have been issued and are outstanding as of the date of this Agreement; and (ii) 1,000,000 shares of Preferred Stock, par value $.001 per share, none of which have been issued or outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All outstanding shares of Company Common Stock, and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. Part 2.3(a) of the Company Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any shares of capital stock of the Company is subject.

     (b) The Company has reserved 1,008,875 shares of Company Common Stock for issuance under the Company Stock Option Plans, of which options to purchase [1,019,219] shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each option to purchase Common Stock of the Company outstanding as of the date hereof (whether vested or unvested) (the "Company Options"): (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of

Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (c) The Company has no Subsidiaries except for the corporations identified in Part 2.3(c) of the Company Disclosure Schedule. All outstanding shares of capital stock of the Company Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

     (d) Except as set forth in Part 2.3(d) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the GBCC and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     2.4 Financial Statements.

     (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

          (i) The unaudited balance sheets of the Company as of December 31, 1999, 1998 and 1997, and the related unaudited income statements, statements of stockholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto.

     (b) Except as set forth in Part 2.4 of the Company Disclosure Schedule, the Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since December 31, 1999:

     (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

     (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

     (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock of the Company, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company;

     (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other securities of the Company (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other securities of the Company (except for Company Options described in Part 2.3 of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other securities of the Company;

     (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any Company Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

     (f) there has been no amendment to the Company's certificate of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

     (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since December 31, 1999, exceeds $25,000;

     (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

     (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

     (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

     (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

     (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

     (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

     (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

     (p) the Company has not made any Tax election;

     (q) the Company has not commenced or settled any Legal Proceeding;

     (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     2.6 Title to Assets.

     (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the unaudited balance sheet of the Company as of December 31, 1999; (ii) all assets referred to in Parts 2.7 and 2.9 of the Company Disclosure Schedule and all of the Company's rights under the Material Contracts; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to or by the Company. All such leases and licenses are valid and enforceable against the parties thereto.

     2.7 Bank Accounts; Receivables.

     (a) Part 2.7(a) of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution including the name of the bank or financial institution, the account number and the balance as of the date hereof.

     (b) Part 2.7(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 1999. Except as set forth in
Part 2.7(b) of the Company Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable that have arisen since December 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate).

     2.8 Equipment; Leasehold.

     (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

     (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.8 of the Company Disclosure Schedule.

     2.9 Proprietary Assets.

     (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Company and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Company that are material to the business of the Company. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Company by any Person and is material to the business of the Company, and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. The Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. The Company has a valid right to use, license and otherwise exploit all Proprietary Assets identified in
Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset that is material to the business of the Company with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Company Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

     (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) all current and former employees of the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor of or to the Company has any right, claim or interest in or with respect to any Company Proprietary Asset.

     (c) To the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting;
(ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and the Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

     (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. The Company has not (i) licensed any of the material Company Proprietary

Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (e) Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, the Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Company Source Code. Part 2.9(e)(ii) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person any Company Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Company Source Code.

     (f) To the knowledge of the Company, except as set forth in Part 2.9(f)(i) of the Company Disclosure Schedule, each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by the Company for its internal business operations is Year 2000 Compliant. Except as set forth in Part 2.9(f)(ii) of the Company Disclosure Schedule, each computer program and other item of software that has been designed, developed, sold, licensed or otherwise made available to any Person by the Company is Year 2000 Compliant. Except as set forth in Part 2.9(f)(iii) of the Company Disclosure Schedule, the Company has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to in the preceding two sentences to be able to determine whether such computer, computer program and item of software is Year 2000 Compliant, and has obtained warranties or other written assurances from each of its suppliers to the effect that the products and services provided by such suppliers to the Company is Year 2000 Compliant other than when the failure to conduct such testing or obtain such assurances would not have a Material Adverse Effect. As used in this Section 2.9, "Year 2000 Compliant" means, with respect to a computer, computer program or other item of software (i) the functions, calculations, and other computing processes of the computer, program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000;
(ii) the computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard
(A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

     (g) Except with respect to demonstration or trial copies, to the knowledge of the Company, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

     2.10 Contracts.

     (a) Part 2.10(a) of the Company Disclosure Schedule identifies:

          (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

          (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

          (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

          (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

          (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

          (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

          (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

          (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

          (xi) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

          (xii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate; and

          (xiii) each Company Contract constituting a commitment of any Person to purchase products (including products in development) of the Company.

(Company Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

     (b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts, including all amendments thereto. Part 2.10(b) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Contract identified in
Part 2.10(a) and Part 2.10(b) of the Company Disclosure Schedule is valid and in full force and effect, and, to the knowledge of the Company, is enforceable by the Company in accordance with its terms.

     (c) Except as set forth in Part 2.10(c) of the Company Disclosure Schedule:

          (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract;

          (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

          (iii) since the Company's inception, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

          (iv) the Company has not waived any of its material rights under any Material Contract.

     (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

     (e) The Material Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

     (f) Part 2.10(f) of the Company Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company that is still active.

     (g) Part 2.10(g) of the Company Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

     2.11 Liabilities; Fees, Costs and Expenses.

     (a) The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Company's Balance Sheet for the period ending December 31, 1999; (ii) accounts payable or accrued salaries that have been incurred by the Company since December 31, 1999 in the ordinary course of business and consistent with the Company's past practices;
(iii) liabilities under the Material Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (iv) the liabilities identified in Part 2.11(a) of the Company Disclosure Schedule.

     (b) The total amount of all fees, costs and expenses incurred by or for the benefit of the Company in connection with the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, do not in the aggregate exceed the amounts set forth in clauses (b) and (c) under the heading "Additional Liabilities" of Exhibit A to this Agreement.

     2.12 Compliance With Legal Requirements. The Company is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since its inception the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13  Governmental  Authorizations.  Part  2.13 of the  Company  Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since its inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. Since the date of its inception, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental

Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14     Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1997 which have been requested by Parent.

     (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

     (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

     (d) Except as set forth in Part 2.14(d) of the Company Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (e) Except as set forth in Part 2.14(e) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15     Employee and Labor Matters; Benefit Plans.

     (a) Part 2.15(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $10,000 in the aggregate. Part 2.15(a) of the Company Disclosure Schedule sets forth the citizenship status of every employee of the Company (whether such employee is a United States citizen or otherwise) and, with respect to non-United States citizens, identifies the visa or other similar permit under which such employee is working for the Company and the dates of issuance and expiration of such visa or other similar permit.

     (b) Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

     (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (d) With respect to each Plan, the Company has delivered to Parent:

          (i) an accurate and complete copy of such Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report, if required under ERISA and/or the Code, with respect to such Plan for the last two years;

          (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) The Company is not required to be, and, to the knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of the Company, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

     (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

     (g) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

     (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked nor of any operational defects that could affect the qualified status of the Plans.

     (k) Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (l) Part 2.15(l) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

     (m) Part 2.15(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (o) Except as set forth in Part 2.15(o) of the Company Disclosure Schedule, the Company has good labor relations, and has no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

     2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in
Part 2.16 of the Company Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Company Disclosure Schedule is in full force and effect. Since the Company's inception, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since the Company's inception had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since the Company's inception been, indebted to the Company; (c) since the Company's inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since the Company's inception competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since the Company's inception been, an officer or director of the Company; (ii) each Person deemed an Affiliate of the Company;
(iii) each member of the immediate family of each of the Persons referred to in clauses "(i) and (ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19 Legal Proceedings; Orders.

     (a) Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Part 2.19(a) of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) Except as set forth in Part 2.19(b) of the Company Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

     (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors and this Agreement and the Merger have been unanimously approved by the board of directors of the Company. The affirmative vote of a majority of the shares of Company Common Stock that are outstanding on the first date on which a signed written consent of a Company stockholder approving this Agreement is received by the Company is the only vote of the stockholders of the Company needed to approve and adopt this Agreement and approve the Merger and the transactions contemplated hereby (the "Required Company Stockholder Vote"). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

     (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this

Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

     (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

     (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 Customers. Part 2.22 of the Company Disclosure Schedule identifies each Person that has committed (whether oral or written and whether pursuant to an agreement or purchase order or otherwise) to purchase existing products or services or products or services being developed by the Company, and sets forth for each such Person the quantities or amounts of such products or services that such Person has committed to purchase (the "Purchase Commitments") and whether such commitment is oral or written. The Company has provided to Parent true and complete copies of all documents evidencing such written Purchase Commitments. All such written Purchase Commitments are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable by the Company and, upon consummation of the Merger, will be enforceable by Parent, against the other party to such written Purchase Commitments. No fact, condition or circumstance exists that would give any party the right to withdraw, amend, modify or terminate any written Purchase Commitment and no Person has given any notice to the Company. The Company has no reason to believe, that any Person intends to withdraw, amend, modify or terminate any Purchase Commitment.

     2.23 Product Development. Part 2.23 of the Company Disclosure Schedule sets forth for each product or service being developed by or on behalf of the Company a true and correct development status. No fact, condition or circumstance exists that would materially impair or delay the development of any such products or services.

     2.24 Full Disclosure.

     (a) This Agreement (including the Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) The information supplied by the Company for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date the Required Company Stockholder Vote is obtained, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of their jurisdiction of incorporation, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent's business, financial condition or results of operations.

     3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to adopt this Agreement or approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 Capitalization. The authorized capital stock of Parent consists of: (i) 50,000,000 shares of Common Stock ($.001 par value per share), of which 28,836,694 shares have been issued and are outstanding as of February 7, 2000; and (ii) 5,000,000 shares of Preferred Stock ($.001 par value per share), none of which is outstanding as of the date of this Agreement. An aggregate of 6,500,000 shares of Parent Common Stock are reserved for issuance under Parent's 1998 Stock Plan, of which options to purchase [3,982,113] shares were outstanding as of February 7, 2000. As of February 7, 2000 options to purchase an additional [713,196] shares of Parent Common Stock were outstanding under the Sitebridge 1997 Stock Plan assumed by

Parent in 1999; an aggregate of 750,000 shares of Parent Common Stock were reserved for issuance under Parent's 1999 Employee Stock Purchase Plan; and an additional 159,554 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding warrants. Except as set forth above, there is no:
(i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; or (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any shares of capital stock or any other securities of Parent.

     3.4      SEC Filings; Financial Statements.

     (a) Each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between September 23, 1999 and the date of this Agreement (the "Parent SEC Documents") is publicly available from the SEC and Parent will deliver to the Company accurate and complete copies (excluding copies of exhibits) of each Parent SEC Document prior to the Closing. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The  consolidated  financial  statements  contained  in the  Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby.

     3.5 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation (or certificate of incorporation) or bylaws of Parent or Merger Sub.

     3.6 Valid Issuance. Subject to Section 1.6(e), the shares of Parent Common Stock to be issued pursuant to Section 1.6(a) will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and shall be issued in accordance with all applicable securities laws.

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

     4.2 Operation of the Company's Business. During the Pre-Closing Period:

     (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

     (b) the Company shall use its best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

     (c) the Company shall keep in full force and effect all insurance policies identified in Part 2.17 of the Company Disclosure Schedule;

     (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

     (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock of the Company, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities of the Company (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

     (f) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other securities of the Company, (ii) any option or right to acquire any capital stock or other securities of the Company, or (iii) any instrument convertible into or exchangeable for any capital stock or other securities of the Company (except that the Company shall be permitted to issue shares of Company Common Stock (x) to employees and directors upon the exercise of Company Options, and (y) to issue shares of Company Common Stock upon the conversion of shares of Preferred Stock of the Company outstanding as of the date of this Agreement);

     (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting (except pursuant to agreements existing as of the date of this Agreement) under, (i) any provision of any Company Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement (unless acceleration of vesting is required under any Company Stock Option Plan, Company Option or other agreement);

     (h) the Company shall not amend or permit the adoption of any amendment to the Company's certificate of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of outstanding Preferred of the Company Stock);

     (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

     (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 per month;

     (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

     (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

     (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money, except for loans and advances from Parent;

     (n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation exceeds $35,000;

     (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

     (p) the Company shall not make any Tax election;

     (q) the Company shall not commence or settle any material Legal Proceeding;

     (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

     4.3 Notification; Updates to Disclosure Schedule.

     (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

          (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of the Company; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any condition set forth in Section 6 has been satisfied.

     4.4 No Negotiation.

     (a) During the  Pre-Closing  Period,  the Company  shall not, and shall not
authorize  or  permit  any   Representative  of  the  Company  to,  directly  or
indirectly:

          (i) solicit or encourage the  initiation  of any inquiry,  proposal or
offer  from  any  Person  (other  than  Parent)   relating  to  a  possible
Acquisition Transaction;

          (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (iii) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Transaction. The Company shall promptly notify Parent in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

     (b) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated any of the restrictions set forth in Section 4(a), and (iii) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company and the Company's shareholders under applicable law. Nothing contained in this Section 4.4(b)
shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company, in each case on terms that the Board of Directors of the Company determines, in its reasonable judgment (based on a written opinion of an investment bank of nationally recognized reputation) to be more favorable to the Company shareholders from a financial point of view than the terms of the Merger and the consideration of which reasonably likely exceeds the value of the consideration in the Merger (after taking into account all relevant factors, including any conditions to the Superior Offer, the timing of the consummation of the transaction pursuant to the Superior Offer, the risk of nonconsummation thereof and the need for any required governmental or other consents, filings and approvals); provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     5.2  Stockholder Consent.

     (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare disclosure material concerning the parties to the proposed Merger, to be sent to the Company stockholders (the "Information Statement"). Each of Parent and the Company shall use all reasonable efforts to cause the Information Statement to comply with the rules and regulations promulgated by the SEC. The Company shall promptly furnish to Parent all information concerning the Company and the stockholders of the Company that may be required or reasonably requested in connection with any action contemplated by this Section 5.2. If any event relating to the Company occurs, or if the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Information Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in preparing such amendment or supplement and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

     (b) The Company shall take all action necessary under all applicable Legal Requirements to solicit the written consent of the stockholders of the Company entitled to vote upon the adoption and approval of this Agreement and the approval of the Merger and will promptly mail to each holder of capital stock of the Company a copy of the Information Statement, a form of written consent and such other documents as Parent deems are necessary to comply with applicable law or are otherwise reasonably appropriate. The Company shall use its best efforts to ensure that the Required Company Stockholder Vote will be obtained as promptly as practicable (and in any event within 15 days) after the Information Statement is first sent to the stockholders of the Company. The Company shall ensure that the Required Company Stockholder Vote is obtained in compliance with all applicable Legal Requirements.

     (c) The board of directors of the Company shall unanimously recommend that the Company's stockholders adopt and approve this Agreement and approve the Merger. The Information Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders adopt and approve this Agreement and approve the Merger. Neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders adopt and approve this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

     5.3 Public Announcements. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger provided that nothing herein shall be deemed to prohibit Parent from making any public disclosure Parent deems necessary or appropriate under applicable laws.

     5.4 Best Efforts. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.5 Employment Agreements and Confidential Information and Invention Assignment Agreements. Prior to the Closing, Parent shall use its best efforts to cause each of the employment agreements to Tom Rearick, Joel Ackerman and Pedro Cortopassi (the "Founders") attached hereto as Exhibit C (the "Employment Agreements") and the Confidential Information and Invention Assignment Agreements substantially in the form attached hereto as Exhibit D (the "Invention Assignment Agreements") to be executed by the applicable parties and delivered to Company and the Founders.

     5.6 Employees. Parent and the Company shall consult with each other with respect to the disclosure of the Merger to the employees of the Company.

     5.7 Release. At the Closing, each stockholder of the Company shall execute and deliver to the Company a Release in the form of Exhibit E.

     5.8 Termination of Employee Plans. At the Closing, the Company shall terminate the Company Stock Option Plans and all other employee benefit plans of the Company.

     5.9 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.10 Investment Letters. Each of the Company stockholders as of immediately prior to the Effective Time shall execute and deliver to Parent an Investment Letter in the form of Exhibit F.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     6.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving effect to any update to the Company Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

     6.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Stockholder Approval. This Agreement shall have been duly adopted by the Required Company Stockholder Vote. None of the holders of shares of capital stock of the Company shall be entitled to have such shares treated as Dissenting Shares.

     6.4 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.5 Agreements and Documents. Parent shall have received, or shall have waived its right to receive, the following agreements and documents, each of which shall be in full force and effect:

     (a) the Employment Agreements and the Invention Assignment Agreements attached hereto as Exhibits C and D, respectively, shall have been executed by the Founders;

     (b) a Release in the form of Exhibit E, executed by each of the stockholders of the Company;

     (c) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Company Disclosure Schedule);

     (d) Investment Letters in the form of Exhibit F executed by all of the Company stockholders as of the Closing Date;

     (e) a legal opinion of Nelson Mullins Riley & Scarborough LLP, dated as of the Closing Date, substantially in the form of Exhibit G;

     (f) a written opinion from Parent's counsel to the effect that the Merger will be treated for Federal income tax purposes as a Reorganization within the meaning of Section 368 of the Internal Revenue Code;

     (g) an Escrow Agreement in the form of Exhibit B, executed by the Company Stockholders' Representatives and the Escrow Agent;

     (h) a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company representing and warranting that the conditions set forth in Sections 6.1 and 6.2 have been duly satisfied (the "Company Compliance Certificate");

     (i) a detailed and complete  description  of all expenses set forth in Part
2.11 of the Company Disclosure Schedule;

     (j) a written acknowledgement from each officer and director of the Company that any indemnification agreement between the Company and such person will not in any way mitigate such person's liability under Section 9.8 of this Agreement or for fraud in connection with the Merger.

     6.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.7 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or the Company or any of its Subsidiaries, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or any of its Subsidiaries; or (d) which would materially and adversely affect the right of Parent or the Company or any of its Subsidiaries to own the assets or operate the business of the Company or any of its Subsidiaries.

     6.8 No Other Litigation. There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that could have a Material Adverse Effect on the Company or any of its Subsidiaries or a material adverse effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Company or any of its Subsidiaries, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or any of its Subsidiaries; or (d) which would affect adversely the right of Parent or the Company or any of its Subsidiaries to own the assets or operate the business of the Company or any of its Subsidiaries.

          6.9 Termination of Employee Plans. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 5.10.

     6.10 FIRPTA Compliance. Parent shall have received the statement referred to in Section 5.11(a) and the Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.11(b).

     6.11 Securities Law Requirements. All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities shall have been issued or given and no such permit, license, consent or approval shall have been revoked, concluded, terminated, suspended or made subject of any stop orders or proceeding therefor.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications or similar qualifications contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving effect to any materiality qualifications or similar qualifications contained or incorporated directly or indirectly in such representations and warranties).

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Documents. The Company shall have received the following documents:

     (a) a legal opinion of Pillsbury Madison & Sutro llp, dated as of the Closing Date, in the form of Exhibit H;

     (b) a written opinion from the Company's legal counsel to the effect that the Merger will be treated for Federal income tax purposes as a Reorganization within the meaning of Section 368 of the Internal Revenue Code;

     (c) an Escrow Agreement in the form of Exhibit B, executed by Parent and the Escrow Agent; and

     (d) a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent representing and warranting that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

     7.4 Stockholder Approval. This Agreement shall have been duly adopted and approved and the Merger shall have been duly approved by the Required Company Stockholder Vote.

     7.5 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the Nasdaq.

     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.7 Securities Law Requirements. All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities shall have been issued or given and no such permit, license, consent or approval shall have been revoked, concluded, terminated, suspended or made subject of any stop orders or proceeding therefor.

     7.8 Registration Rights. The Amendment to Investors' Rights Agreement in the form attached as Exhibit G shall have been executed by Parent and holders of a majority in interest of Parent's "Registrable Securities," as defined therein.

SECTION 8.  TERMINATION

     8.1  Termination  Events.  This  Agreement may be  terminated  prior to the
Closing:

     (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

     (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

     (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

     (d) by Parent if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that Parent may not terminate this Agreement under this Section 8.1(d) on account of an inaccuracy in the Company's representations and warranties that is curable by the Company or on account of a breach of a covenant by the Company that is curable by the Company unless the Company fails to cure such inaccuracy or breach within 15 days after receiving written notice from Parent of such inaccuracy or breach;

     (e) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

     (f) by the Company if any of Parent's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that the Company may not terminate this Agreement under this Section 8.1(f) on account of an inaccuracy in Parent's representations and warranties that is curable by Parent or on account of a breach of a covenant by Parent that is curable by Parent unless Parent fails to cure such inaccuracy or breach within 15 days after receiving written notice from the Company of such inaccuracy or breach;

     (g) by Parent if the Closing has not taken place on or before March 31, 2000 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

     (h) by the Company if the Closing has not taken place on or before March 31, 2000 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

     (i) by the mutual consent of Parent and the Company.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(d) or Section 8.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(e), Section 8.1(f) or
Section 8.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3 Effect of  Termination.  If this  Agreement is  terminated  pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any inaccuracy or prior breach by such party of any representation, warranty, covenant or other provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to
Section 5.3.

SECTION 9.  INDEMNIFICATION, ETC.

     9.1  Survival of Representations, Etc.

       (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations set forth in the Company Compliance Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; PROVIDED, HOWEVER, that the representations set forth in Sections 2.14 and 2.15 shall survive until expiration of applicable statutes of limitations and provided further that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Company Stockholders' Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

     (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

     (c) For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

     9.2 Indemnification.

     (a) From and after the Closing Date (but subject to Section 9.1(a)), each Indemnitee shall be held harmless and indemnified from and against, and shall be compensated, reimbursed and paid for, any Damages which are directly or indirectly suffered or incurred by any Indemnitee or to which any Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Company Disclosure Schedule delivered by the Company to Parent prior to the Closing) or in the Company Compliance Certificate; (ii) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Company Disclosure Schedule delivered by the Company to Parent prior to the Closing) or in the Company Compliance Certificate as if such representation or warranty were made on and as of the Closing Date, (iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clauses "(i)" "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this
Section 9).

     (b) In the event the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3 Threshold. No indemnitee shall be entitled to indemnification pursuant to Section 9.2(a) for any inaccuracy in or breach of any of the Company's representations and warranties set forth in this Agreement or the Company
Compliance  Certificate  until  such  time as the total  amount  of all  Damages
(including the Damages arising from such inaccuracy or breach and all other damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject , exceeds $50,000 in aggregate, provided that if the total amount of such Damages excess $50,000, then any Indemnitee that has suffered or incurred any Damages shall be entitled to be indemnified against and compensated, reimbursed and paid for all of such Damages and not merely that portion of such Damages exceeding $50,000.

     9.4 Right of Offset of Indemnification Claims. Subject to Section 9.3, in the event any Indemnitee shall suffer any Damages for which such Indemnitee is entitled to indemnification under this Section 9, such Indemnitee shall be entitled to recover such Damages solely by obtaining that number of Escrow Shares equal in value (as determined in accordance with the terms and conditions of the Escrow Agreement) to the aggregate amount of such Damages.

     9.5 No Contribution. The Company stockholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such stockholders may become subject under or in connection with this Agreement or the Escrow Agreement.

     9.6 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Indemnitees may be entitled to indemnification or any other remedy pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding: (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be satisfied out of the Escrow Shares in the manner set forth in the Escrow Agreement; and

     (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Company Stockholders' Representative; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Parent shall give the Company Stockholders' Representative prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; PROVIDED, HOWEVER, that any failure on the part of Parent to so notify the Company Stockholders' Representative shall not limit any of the Indemnitees' rights to indemnification under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Company Stockholders' Representative may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; PROVIDED, HOWEVER, that the Company Stockholders' Representative may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

     9.7 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement or under the Escrow Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     9.8 Fraud. Notwithstanding any provision in this Agreement to the contrary, the liability of a stockholder for fraud shall not be limited as set forth above, and any claim with respect to such liability need not be presented within the time limits set forth in Section 9.1(a) and shall be subject only to applicable statutes of limitation.

SECTION 10.  REGISTRATION RIGHTS

     10.1 Restrictions on Transferability. The shares of Parent Common Stock issued in the Merger shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 10, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Company and the stockholders of the Company will cause any proposed purchaser, assignee, transferee or pledgee of such shares of Parent Common Stock in any transaction other than a registered transaction to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 10.

     10.2 Restrictive Legend. Each certificate representing the shares of Parent Common Stock issued in the Merger and any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 10.3) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Each Holder consents to Parent making a notation on its records and giving instructions to any transfer agent of the Parent Common Stock as and if necessary in order to implement the restrictions on transfer established in this
Section 10.

     10.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 10.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Parent of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (a) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to Parent, addressed to Parent, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to Parent. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or in a registered transaction, the appropriate restrictive legend set forth in
Section 10.2, except that such certificate shall not bear such restrictive legend if, in the reasonable opinion of counsel for such holder and Parent, such legend is not required in order to establish compliance with any provision of the Securities Act.

     10.4 Requested Registration.

         Parent shall use best efforts to cause its Amended and Restated Investors' Rights Agreement dated as of July 12, 1999 to be amended substantially in the form attached hereto as Exhibit J in order to provide to the stockholders of the Company the registration rights thereunder.

SECTION 11.  MISCELLANEOUS PROVISIONS

     11.1  Company  Stockholders'  Representatives.   The  stockholders  of  the
Company, by adopting this Agreement and the transactions contemplated hereby, hereby irrevocably appoint Tom Rearick and Joel Ackerman as their agents for purposes of Section 9 and the Escrow Agreement (the "Company Stockholders' Representatives"), and each of Tom Rearick and Joel Ackerman hereby accepts his appointment as a Company Stockholders' Representative for purposes of Section 9 and the Escrow Agreement. Parent shall be entitled to deal exclusively with the Company Stockholders' Representatives on all matters relating to Section 9 and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company stockholder by a Company Stockholders' Representative, and on any other action taken or purported to be taken on behalf of any Company stockholder by a Company Stockholders' Representative, as fully binding upon such Company stockholder. If a Company Stockholders' Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company stockholders, then a majority-in-interest of the holders of Escrowed Shares shall, within ten days after such death or disability, appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become a "Company Stockholders' Representative" for purposes of Section 9, the Escrow Agreement and this Section
11.1. If for any reason there is no Company Stockholders' Representative at any time, all references herein to the Company Stockholders' Representative shall be deemed to refer to Tom Rearick and Joel Ackerman.

     11.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     11.3 Fees and Expenses. Subject to Section 1.5 of this Agreement, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company exceeds in the aggregate the amount set forth in clauses (b) and (c) of Exhibit A under the heading "Additional Liability," such fees, costs and expenses shall be paid and satisfied by the cancellation of that number of Escrow Shares equal in value to the amount by which such fees, costs and expenses exceed the Stated Amounts.

     11.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     11.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT:

                  EGAIN COMMUNICATIONS CORPORATION
                  455 West Maude Avenue
                  Sunnyvale, CA  94086
                  Attn:  Ashutosh Roy
                         William McGrath
                  Fax:  (408) 737-8400

                  WITH A COPY TO:

                  PILLSBURY MADISON & SUTRO LLP
                  2550 Hanover Street
                  Palo Alto, CA 94303
                  Attn: Stanley F. Pierson, Esq.
                  Fax:  (650) 233-4545

                  IF TO THE COMPANY:

                  BIG SCIENCE COMPANY
                  4555 Mansell Road
                  Suite 300
                  Alpharetta, GA  30022
                  Attn:  Tom Rearick
                  Fax:  (770) 521-4200

                  WITH A COPY TO:

                  NELSON MULLINS RILEY & SCARBOROUGH, LLP
                  999 Peachtree Street NE, Suite 1400
                  Atlanta, GA 30309
                  Attn: Robert Pannell, Esq.
                  Fax: (404) 817-6050

     11.6 Time of the Essence. Time is of the essence of this Agreement.

     11.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     11.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). The Company shall not assign this Agreement or any rights or obligations hereunder (by operation of law or otherwise) to any Person.

     11.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     11.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto. 11.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.15 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     11.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Confidentiality Agreement executed by Parent and the Company on December 1, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Confidentiality Agreement is terminated in accordance with its terms.

     11.17 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                          EGAIN COMMUNICATIONS CORPORATION
                                          a Delaware corporation



                                          By:         /s/
                                             -----------------------------------

                                          Print Name:___________________________

                                          Title:________________________________



                                          BIG SCIENCE COMPANY
                                          a Georgia corporation



                                         By:  /s/ Thomas C. Rearick
                                             ----------------------------------

                                          Print Name:  Thomas C. Rearick
                                                     --------------------------

                                          Title:   President
                                                -------------------------------

                                          For purposes of Section 2 only:


                                           /s/ Tom Rearick
                                          -------------------------------------
                                          Tom Rearick


                                           /s/ Joel Ackerman
                                          -------------------------------------
                                          Joel Ackerman


                                           /s/ Pedro Cortopassi
                                          -------------------------------------
                                          Pedro Cortopassi


                                          COMPANY STOCKHOLDERS' REPRESENTATIVES


                                           /s/ Tom Rearick
                                          -------------------------------------
                                          Tom Rearick


                                           /s/ Joel Ackerman
                                          -------------------------------------
                                          Joel Ackerman

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     ACQUISITION   TRANSACTION.   "Acquisition   Transaction"   shall  mean  any
transaction involving:

     (a) the sale, lease, exchange, transfer license, disposition or acquisition of more than 20% of the assets of the Company's business or assets;

     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity securities of the Company (other than Common Stock issued to employees of the Company upon exercise of Company Options), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity securities of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity securities of the Company; or

     (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     ADDITIONAL LIABILITIES . "Additional Liabilities" shall mean the sum of the following:

     (a) $554,530 payable to the stockholders of the Company pursuant to Section 1.6(c);

     (b) all  consideration  payable by the  Company to Marion  Bass  Securities
Corporation, the Company's financial adviser (the "Adviser"), consisting of $740,940 in cash, $250,000 in shares of Parent Common Stock at an assumed value of $42.25 and reimbursement of the Adviser's out of pocket expenses incurred on behalf of the Company;

     (c) the legal, accounting and other professional fees and expenses incurred by Company in connection with the Merger not to exceed [$75,000];

     (d) any amounts borrowed by Company from Parent as of the date of this Agreement;

     (e) the $10,000 loan from Tom Rearick to the Company in January 2000; and

     (f) any material liabilities which exceed $50,000 in the aggregate and which are not reflected in the Company Financial Statements, except for the following liabilities:

          (i) that certain loan by Pedro Cortopassi to the Company in January 2000 in the amount of $25,000;

          (ii) the travel expenses owed to Joel Ackerman not to exceed $15,000 and provided such expenses are documented; and

          (iii) salary accrued to each of the Founders since January 1, 2000, in the amount of $10,000 per month.

     AFFILIATE. "Affiliate" shall have the meaning set forth in Rule 144 under the Securities Act.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Company Disclosure Schedule), as it may be amended from time to time.

     COMPANY CAPITAL STOCK. "Company Capital Stock" shall mean collectively the Company Common Stock, [Company Preferred Stock] and all other shares of capital stock of the Company.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     COMPANY SOURCE CODE. "Company Source Code" shall mean source code for any Company Proprietary Assets, including, but not to limited to TMT, Clarity, CKO and ATP.

     COMPANY STOCK OPTION PLANS. "Company Stock Option Plans" shall mean the Company's 1999 Stock Incentive Plan.

     CONSENT.  "Consent"  shall  mean  any  approval,   consent,   ratification,
permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     GOVERNMENTAL  AUTHORIZATION.  "Governmental  Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     INDEMNITEES.  "Indemnitees"  shall mean the following Persons:  (a) Parent;
(b) Parent's current and future Affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Compliance Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has had or could have a material adverse effect on the Company's business, condition, prospects, assets, liabilities, operations, financial performance customer relationships or Purchase Commitments.

     NASDAQ. "Nasdaq" shall mean the Nasdaq National Stock Market.

     PERSON. "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES.   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accountants, advisors and representatives.

     RESTRICTED SECURITIES. "Restricted Securities" shall mean the securities of Parent required to bear the legend set forth in Section 10.2.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     SUBSIDIARY. Any Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered into as of March 7, 2000 by and among EGAIN COMMUNICATIONS CORPORATION, a Delaware corporation ("Parent"), BIG SCIENCE COMPANY, a Georgia corporation (the "Company"), U.S. BANK TRUST, NATIONAL ASSOCIATION (the "Escrow Agent"), and TOM REARICK and JOEL ACKERMAN (each a "Company Stockholders' Representative", collectively the "Company Stockholders' Representatives"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement (as defined below).

                                    RECITALS

     A. Parent and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of February 7, 2000 (the "Merger Agreement") pursuant to which the Company will be merged with and into Parent whereby Parent will be the surviving corporation (the "Surviving Corporation").

     B. The Merger Agreement provides that an escrow account will be established as collateral for certain indemnification obligations owed to the Indemnitees by the holders of the Company's capital stock (the "Company Stockholders") under the Merger Agreement, which indemnification obligations will be limited to the collateral in the escrow account.

     C. The parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

     1. ESCROW ACCOUNT.

     (A) ESCROW OF SHARES. On the Closing Date, Parent shall deliver to the Escrow Agent a certificate or certificates for 110,938.23 shares of Parent Common Stock (the "Escrow Shares") to be issued in the name of the Escrow Agent or its nominee. The Escrow Shares shall be held as an escrow account and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account (the "Escrow Account") subject to the terms and conditions of this Agreement.

     (B) DIVIDENDS, ETC. Any securities distributable in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividend, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be issued in the name of the Escrow Agent or its nominee and shall be considered Escrow Shares for all purposes hereof. Any cash dividend or property (other than securities) distributable to the Company Stockholders in respect of the Escrow Shares shall be distributed to the Escrow Agent, who shall promptly distribute such dividends upon receipt to the Company Stockholders.

     (C) VOTING OF SHARES. For so long as voting securities are held in the Escrow Account, on any matter brought before the stockholders of Parent for a vote, each Company Stockholder shall deliver notice to the Escrow Agent ("Voting Notice") setting forth the manner in which the Escrow Shares held by such Company Stockholder shall be voted by the Escrow Agent. Each Company Stockholder shall deliver such Voting Notice to the Escrow Agent at least five days prior to the date of the taking of any vote of the stockholders of Parent (the "Voting Notice Date"). The Escrow Agent shall have no obligation to vote any of the Escrow Shares if no Voting Notice is received prior to the Voting Notice Date or if such notice does not clearly set forth the manner in which the Escrow Agent shall vote the Escrow Shares.

     (D) TRANSFERABILITY. The interests of the Company Stockholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and Parent, and no such assignment or transfer shall be valid until such notice is given.

     (E) ESCROW AGENT'S POWER TO TRANSFER. The Escrow Agent is hereby granted the power to effect any transfer of the Escrow Shares permitted under the terms of this Agreement.

     2. ADMINISTRATION OF ESCROW ACCOUNT. The Escrow Agent shall administer the Escrow Account as follows:

     (A) DELIVERY OF CLAIM NOTICE. If any Indemnitee has incurred or suffered any Damages for which it is or may be entitled to indemnification under the Merger Agreement, the Parent shall, on behalf of such Indemnitee and on or prior to the Termination Date (as defined below), give written notice of such claim (a "Claim Notice") to the Company Stockholders' Representatives and the Escrow Agent. Each Claim Notice shall state the basis for such claim and the amount of Damages incurred or suffered by such Indemnitee (the "Claimed Amount"). No Indemnitee shall make any claim for Damages after March 6, 2001 (the "Termination Date").

     (B) RESPONSE NOTICE; UNCONTESTED CLAIMS. Within 20 days of the date a Claim Notice was sent to the Company Stockholders' Representatives and the Escrow Agent (the "Response Date"), the Company Stockholders' Representatives shall provide to Parent and to the Escrow Agent a written response (the "Response Notice") in which the Company Stockholders' Representatives shall: (i) agree that Escrow Shares having a Fair Market Value (as calculated pursuant to Section 4 hereof) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, (ii) agree that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) contest that any of the Escrow Shares may be released from the Escrow Account to the Indemnitee. The Company Stockholders' Representatives may contest the release of Escrow Shares having a Fair Market Value equal to all or a portion of a Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnitee is entitled to indemnification under the Merger Agreement. If no Response Notice is delivered by the Company Stockholders'

Representatives to the Escrow Agent by the Response Date, the Company Stockholders' Representatives shall be deemed to have agreed that Escrow Shares having a Fair Market Value equal to the entire Claimed Amount may be released to the Indemnitee from the Escrow Account.

     (C) UNCONTESTED CLAIM. If the Company Stockholders' Representatives, in the Response Notice, agree or are deemed to have agreed that Escrow Shares having a Fair Market Value equal to the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall, no later than ten days after receipt of the Response Notice, transfer, deliver, and assign to such Indemnitee such number of Escrow Shares held in the Escrow Account having a Fair Market Value equal to the Claimed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

     (D) PARTIALLY CONTESTED CLAIMS. If the Company Stockholders' Representatives, in the Response Notice, agree that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to such Indemnitee, the Escrow Agent shall, no later than ten days after receipt of the Response Notice, transfer, deliver, and assign to such Indemnitee such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the Agreed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

     (E) CONTESTED CLAIMS. If the Company Stockholders' Representatives, in the Response Notice, contest the release of all or part of the Escrow Shares having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration held in Santa Clara County, California. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "Rules"). The Company Stockholders' Representatives and Parent shall each designate one arbitrator within 15 days of the delivery of the Response Notice contesting the Claimed Amount. Such designated arbitrators shall mutually agree upon and shall designate a third arbitrator; PROVIDED, HOWEVER, that (i) in the event the two designated arbitrators fail to reach agreement with respect to the designation of the third arbitrator within 15 days of delivery of the Response Notice, the third arbitrator shall be appointed in accordance with the Rules and (ii) if either the Company Stockholders' Representatives or Parent fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrators, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration. The Company Stockholders' Representatives and Parent shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The arbitrators shall decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether Parent is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Company Stockholders'

Representatives, Parent and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Company Stockholders' Representatives, the Company Stockholders, the Company, Parent and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. After delivery of a Response Notice that the Claimed Amount is contested by the Company Stockholders' Representatives, the Escrow Agent shall continue to hold in the Escrow Account a number of Escrow Shares having a Fair Market Value equal to one hundred percent (100%) of the Contested Amount (up to the number of Escrow Shares then available in the Escrow Account), notwithstanding the occurrence of the Termination Date, until (x) delivery of a copy of a settlement agreement executed by Parent and the Company Stockholders' Representatives setting forth instructions to the Escrow Agent as to release of Escrow Shares from the Escrow Account, if any, that shall be made with respect to the Contested Amount, or (y) delivery of a copy of the final award of the majority of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Shares from the Escrow Account, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares from the Escrow Account (to the extent Escrow Shares are then held in the Escrow Account) in accordance with such agreement or instructions.

     3. RELEASE OF ESCROW SHARES.

     (A) Within 15 days after the Termination Date, the Escrow Agent shall distribute to the Company Stockholders all of the Escrow Shares then held in escrow. Notwithstanding the foregoing, if any Indemnitee shall have asserted a claim for indemnification prior to the Termination Date and such claim has not yet been resolved, the Escrow Agent shall retain in the Escrow Account after the Termination Date a number of Escrow Shares having a Fair Market equal to one hundred percent (100%) of the Claimed Amount or Contested Amount, as the case may be (as well as any amounts the Escrow Agent reasonably determines are necessary to satisfy the fees and expenses contemplated by Section 5(a)), which has not then been resolved, upon the terms set forth in Section 2.

     (B) Any distribution of all or a portion of the Escrow Shares to the Company Stockholders shall be made in accordance with the percentages set forth opposite such holders' respective names on ATTACHMENT A hereto; PROVIDED, HOWEVER, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Shares otherwise distributable to the Company Stockholders who have not, according to written notice provided by Parent to the Escrow Agent, prior to such distribution, surrendered their respective Company Stock Certificates in accordance with Section 1.8 of the Merger Agreement. Any such withheld amounts shall be delivered to Parent promptly after the Termination Date, and shall be delivered by Parent to the Company Stockholders to whom such shares would have otherwise been distributed upon surrender of their respective Company Stock Certificates. Distributions to the Company Stockholders shall be made by mailing stock certificates in the names of such holders to the address of the applicable Company Stockholder shown on ATTACHMENT A (or such other address as may be provided in writing to the Escrow Agent and Parent by the Company Stockholders).

     (C) No fractional shares of Parent Common Stock shall be distributed to the Company Stockholders pursuant to this Agreement. In lieu of any fractional shares to which such Company Stockholder would otherwise be entitled, such Company Stockholder shall be paid in cash an amount equal to the sum of the dollar amount (rounded to the nearest whole cent) determined by multiplying the Fair Market Value by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such Company Stockholder hereunder. As soon as practicable after the Termination Date, Parent shall deposit cash in a sufficient amount to pay all fractional shares in accordance with this Section 3(c).

     4. VALUATION OF ESCROW SHARES. For purposes of this Agreement, the Fair Market Value of the Escrow Shares shall be determined based upon the average closing price of Parent Common Stock on the Nasdaq National Stock Market during the ten trading days immediately preceding the Closing Date.

     5. FEES AND EXPENSES.

     (A) Upon execution of this Agreement and initial deposit of the Escrow Shares, an acceptance fee and administration fee will be payable to the Escrow Agent as set forth on ATTACHMENT B hereto. The administration fee will cover the initial twelve months of the escrow. If the period which the Escrow Agent is required to maintain the Escrow Account continues beyond the Termination Date pursuant to Section 3(a), fees will be payable in accordance with the Escrow Agent's fee schedules set forth on Attachment B. The Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder as set forth on Attachment B.

     (B) Parent shall pay the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

     (C) All reasonable expenses (including attorneys' fees) incurred by the Company Stockholders' Representatives in connection with the performance of their duties hereunder shall be paid by the Company Stockholders. Parent shall have no liability whatsoever for any fees, costs, or other expenses incurred by the Company Stockholders' Representatives. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Company Stockholders' Representatives based on such advice, the Company Stockholders' Representatives shall not be liable to anyone. The Company Stockholders' Representatives shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to the Company Stockholders' Representatives.

     6. DUTIES OF ESCROW AGENT.

     (A) The Escrow Agent shall be entitled to rely upon any order, judgment, certificate, demand, notice, instrument or other writing delivered to it hereunder without being required to investigate the validity, accuracy or content thereof nor shall the Escrow Agent be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

     (B) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Shares, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign as Escrow Agent so a successor can be appointed pursuant to clause (d) of this Section 6, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Parent will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 6(b) (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 5 hereof).

     (C) The Escrow Agent shall not be liable, except for its or its representatives, own gross negligence or willful misconduct and, with respect to claims not based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Parent and the Company
Stockholders shall, jointly and severally, indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

     (D) The Escrow Agent shall have no interest in the Escrow Shares, but is serving as escrow holder only and having only possession thereof.

     (E) The Escrow Agent may resign as Escrow Agent at any time and for any reason whatsoever. In the event the Escrow Agent desires to resign as Escrow Agent under this Agreement, the Escrow Agent shall deliver a notice to Parent and the Company Stockholders' Representatives stating the date upon which such resignation shall be effective; PROVIDED, HOWEVER, that any such resignation shall not be effective until at least the 30th day after Parent and the Company Stockholders' Representatives receive such notice. Upon the receipt of any such notice from the Escrow Agent, Parent may appoint a successor escrow agent without the consent of the Company Stockholders' Representatives so long as such successor is a bank or trust company with assets of at least $500 million, and may appoint any other successor escrow agent with the consent of the Company Stockholders' Representatives, which consent shall not be unreasonably withheld. In the case of the appointment of any successor escrow agent requiring the consent of the Company Stockholders' Representatives as set forth in the preceding sentence, Parent and the Company Stockholders' Representatives shall deliver a written notice to the Escrow Agent designating the successor escrow agent. Upon the effectiveness of the resignation of the Escrow Agent, the Escrow Agent shall deliver the Escrow Shares to any successor escrow agent properly designated hereunder, whereupon the Escrow Agent shall be discharged from any and all further obligations arising hereunder. If upon the effective date of resignation of the Escrow Agent a successor escrow agent has not been duly designated, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent and the

Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor escrow agent or a final nonappealable order of a court of competent jurisdiction.

     7. TERMINATION. This Agreement shall terminate upon the later of the Termination Date or the release by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement.

     8. NOTICES. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

         If to Parent:                    EGAIN COMMUNICATIONS CORPORATION
                                          455 West Maude Avenue
                                          Sunnyvale, CA 94086
                                           Attn:  Ashutosh Roy
                                           William McGrath
                                           Fax:  (408) 737-8400

         With a copy to:                  PILLSBURY MADISON & SUTRO LLP
                                          2550 Hanover Street
                                          Palo Alto, CA  94304
                                          Attn:  Stanley F. Pierson, Esq.
 .                                         Fax: (650) 233-4545


         If to the Company Stockholders'
         Representatives:                 TOM REARICK
                                          620 Jones Road
                                          Roswell, GA 30075


                                          JOEL ACKERMAN
                                          4348 Pilgrim Mill Road
                                          Cumming, GA 30041


         With a copy to:                  NELSON MULLINS RILEY & SCARBOROUGH LLP
                                          999 Peachtree Street NE, Suite 1400
                                          Atlanta, GA  30309
                                          Attn:  Robert Pannell, Esq.
 .                                         Fax: (404) 817-6050

         If to the Escrow Agent:          U.S. BANK TRUST, N.A.
                                          One California
                                          Suite 400
                                          San Francisco, CA 94111
                                          Attn: Ann Gadsby
                                          Fax: (415) 273-4593

Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, facsimile or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 8.

     9. AGENT. For purposes of this Agreement, each of the Company Stockholders hereby consents to the appointment of Tom Rearick and Joel Ackerman as the Company Stockholders' Representatives and as attorneys-in-fact for and on behalf of the Company Stockholder, and the taking by the Company Stockholders' Representatives of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including without limitation, the exercise of the power to (i) authorize delivery to any Indemnitee of Escrow Shares in satisfaction of any Damages or Claimed Amounts,
(ii) agree to negotiate, enter into settlements and compromises with respect to such Damages or Claimed Amounts, (iii) resolve any claims or disputes hereunder, and (iv) take all actions necessary in the judgment of the Company Stockholders' Representatives for the accomplishment of the foregoing and all of the other terms, conditions and limitations contained in this Agreement.

     10. GENERAL.

     (A) GOVERNING LAW. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the laws of the State of California without regard to principles of conflicts of laws, and any and every legal or other proceeding (including any arbitration proceedings conducted in accordance with Section 2(e)) arising out of or in connection with this Agreement shall be brought in the appropriate courts of Santa Clara County, in the State of California, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

     (B)   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (C) ENTIRE AGREEMENT. Except as set forth in the Merger Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (D) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     (E) AMENDMENT. This Agreement may be amended only with the written consent of Parent, the Escrow Agent and the Company Stockholders' Representatives (or their duly designated successors).

     (F) SEVERABILITY. In the event that any provision of this Agreement, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                     [THIS SPACE INTENTIOIANLLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PARENT:                                   EGAIN COMMUNICATIONS CORPORATION



                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________


THE COMPANY:                              BIG SCIENCE COMPANY


                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________



COMPANY STOCKHOLDERS' REPRESENTATIVE:     TOM REARICK


                                          _____________________________________



                                          JOEL ACKERMAN


                                          _____________________________________



ESCROW AGENT:                             U.S. BANK TRUST, N. A.


                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________


                               [ESCROW AGREEMENT]

                                  ATTACHMENT A

                    COMPANY STOCKHOLDERS PERCENTAGE OWNERSHIP









                               [ESCROW AGREEMENT]

                                  ATTACHMENT B

                                    U.S. BANK

                            CORPORATE TRUST SERVICES

                      SCHEDULE OF FEES FOR ESCROW SERVICES
              EGain Communicatons Corporation / Big Science Company


ACCEPTANCE FEE
     010  The acceptance fee includes the review of all documents,    $4,000.00
          initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at inception.


ADMINISTRATION/AGENT FEES
     Annual account administration fee covers the normal duties of the escrow agent associated with the management of the account. Administration fees are payable in advance and are not proratable

     470  Depository Escrow Agent                                     $1,000.00


TRANSACTION FEES
     880  DISBURSEMENT/DRAW                                           $20.00
          Charge per item disbursed.  Includes the wire or check fee.
     100  TRADES-OPEN MARKET/DIRECTED                                 $100.00
          Charge per trade to buy or sell permitted investments.
          This excludes U.S. Bank investment  transactions.
     101  RECEIPTS                                                    $20.00
          Charge per item received.


INDIRECT OUT OF POCKET
          Charge for miscellaneous expenses such as fax, messenger service, overnight mail, stationery, and postage
          (excluding large mailings).
     166  This charge is applied against your total Administration/   3%
          AgentFees, and will not be prorated.

EXTRAORDINARY SERVICES Charge for duties or responsibilities of an unusual nature not provided for in the indenture or otherwise set forth in this schedule. A reasonable charge will be made based on the nature of the service and the responsibility involved. These charges will be billed as a flat fee or our hourly rate then in effect, at our option.

Final account acceptance is subject to review of documents. Fees are based on our understanding of the transaction and are subject to revision if the structure is changed. In the event this transaction does not close, any related out-of-pocket expenses will be billed to you at cost. Fees for any services not specifically covered will be based on appraisal of services rendered.

With general reference to all of our charges, it should be understood that they are subject to adjustment from time to time, upon written notification.

The fees in this schedule are the terms under which you agree to do business. Closing the transaction constitutes agreement to this fee schedule, as does payment of the invoice received after subsequent fee adjustment notification.

Absent your instructions to sweep or otherwise invest balances, no interest, earnings, or other compensation for uninvested balances will be paid to you.

DATED:  MARCH 9, 2000                                              CONFIDENTIAL

                                    EXHIBIT C

                              EMPLOYMENT AGREEMENTS

                        EGAIN COMMUNICATIONS CORPORATION
                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is made as of the Effective Date (as defined below) by and between _________________ ("Employee") and EGAIN COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, Employee is a founder, a stockholder and an employee of Big Science Company ("BSC"); and

     WHEREAS, BSC, the Company and certain stockholders of BSC (including Employee) have entered into an Agreement and Plan of Merger dated as of February __, 2000 (the "Merger Agreement"), which provides for the merger (the "Merger") of BSC into the Company; and

     WHEREAS, as a result of the Merger, Employee shall receive from the Company significant consideration in the form of shares of capital stock of the Company in exchange for shares of capital stock of BSC held by Employee; and

     WHEREAS, as a condition to the Merger, and to preserve the value of the business being acquired by the Company after the Merger, the Merger Agreement contemplates, among other things, that Employee enter into this Agreement, which includes a restriction on Employee's ability to compete with the Company for a period of time; and

     WHEREAS, in connection with the Merger, the Company desires to employ Employee, and Employee desires to accept employment with the Company, on the terms and conditions of this Agreement; and

     WHEREAS, the closing date of the Merger shall be the "Effective Date" of this Agreement:

     NOW THEREFORE, in consideration of the mutual promises made herein, Employee and the Company hereby agree as follows:

     1. TERM OF AGREEMENT. This Agreement shall commence on the Effective Date and shall have a term of two (2) years (the "Original Term"). This Agreement may be terminated by either party, with or without cause, on thirty (30) days' written notice, as described in Section 3 and subject to the terms of Section 6. This Agreement may be extended by the Company and Employee by mutual agreement after the end of the Original Term.

     2. DUTIES.

     (A) POSITION. Employee shall be employed as Director of __________, and will initially report to the ___________of the Company.

     (B) OBLIGATIONS TO THE COMPANY. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the express and implicit terms hereof and consistent with his position as __________, and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with the Company, Employee further agrees that he shall devote all of his business time and attention to the business of the Company and, except with the prior written consent of the Company, shall not render commercial or professional services to any other person or organization.

     3. AT-WILL EMPLOYMENT; TERMINATION. This Agreement shall commence on the Effective Date and shall continue until terminated by either party on thirty
(30) days written notice to the other party. The Company and Employee acknowledge that, subject to the terms of this Agreement, Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment is terminated by either party for any reason, Employee shall not be entitled to any payments, benefits, damages or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Company's Board of Directors or Chief Executive Officer.

     4. COMPENSATION. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary and other benefits described below in this Section 4.

     (A) SALARY. Employee shall receive a monthly salary of $_________, which is equivalent to $__________ on an annualized basis. Employee's salary will be payable bimonthly in accordance with the Company's normal payroll practices. Employee's base salary shall be reviewed on an annual basis.

     (B) STOCK OPTIONS. Company shall grant to Employee options to purchase an aggregate of ______ shares of common stock exercisable at the fair market value of eGain Common Stock on the date of grant ("Options"), which date shall be the first meeting of the Company's Board of Directors following the Effective Date. Options shall vest over four (4) years at the rate of 1/48th of the shares per month. The Options will be issued pursuant to and subject to the terms of the Company's 1998 Stock Plan.

     (C) RELOCATION. To facilitate Employee's relocation to Northern California, the Company shall reimburse Employee's out-of-pocket expenses incurred in relocating Employee, Employee's family and Employee's belongings, up to a maximum $________, unless otherwise agreed by the Company.

     (D) ADDITIONAL BENEFITS. Employee will be eligible to participate in the Company's employee benefit plans of general application as may from time to time be adopted (including plans covering medical and life insurance), in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

     5. REPURCHASE OPTION.

     (a) Employee is a holder of __________ shares of Common Stock of BSC (the "Merger Shares"), which as of the Effective Date will be exchangeable for shares of Common Stock of the Company pursuant to Sections 1.6 (a) and (e) of the Merger Agreement. Employee and the Company agree that, effective immediately prior to the Closing of the Merger, the Company shall have a repurchase option as set forth below as to _________ of the Merger Shares (including the shares of the Company's Common Stock issuable upon exchange of the Merger Shares pursuant to the Merger Agreement) (the "Vesting Shares").

     (b) In the event of the termination of employment or consulting services of Employee with the Company, the Company shall, upon the date of such termination (the "Termination Date"), have an irrevocable, exclusive option (the "Repurchase Option") for a period of ninety (90) days from the Termination Date to repurchase all or any portion of the Vesting Shares held by Employee as of the Termination Date which have not yet been released from the Repurchase Option at the original purchase price of [$.____] per share, adjusted to reflect the Exchange Ratio for the Merger.

     (c) The Repurchase Option shall be exercised by the Company by written notice to Employee and, at the Company's option, (i) by delivery to Employee with such notice of a check in the amount of the purchase price for the Vesting Shares being purchased, or (ii) in the event Employee is indebted to the Company, by cancellation by the Company of an amount of such indebtedness equal to the purchase price for the shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such purchase price. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Vesting Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Vesting Shares being repurchased by the Company, without further action by Employee.

     (d) The Vesting Shares held by Employee shall be released from the Repurchase Option as follows (provided in each case that Employee's employment or consulting services have not been terminated prior to the date of any such release): 1/36th of the total number of Vesting Shares shall be released from the Repurchase Option at the end of each full month following the Effective Date, until all Vesting Shares are released from the Repurchase Option. Fractional shares shall be rounded to the nearest whole share.

     (e) Notwithstanding the foregoing, upon the occurrence of (i) a Termination without Cause, as defined in and subject to Section 6(b) below or (ii) a Change of Control, the Repurchase Option shall immediately terminate with respect to, and Employee shall acquire a vested interest in, all of the then remaining unvested Vesting Shares previously subject to the Repurchase Option. For purposes of this Agreement, "Change of Control" shall mean

               (i) the consummation of the acquisition of 51% or more of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company);

               (ii) the consummation of a merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization; or

               (iii) the sale of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company.

     6. TERMINATION OF EMPLOYMENT; BENEFITS.

     (b) TERMINATION OF EMPLOYMENT. This Agreement may be terminated during its Original Term (or any extension thereof), subject to the notice provisions set forth in Section 1, upon the occurrence of any of the following events:

          (i) The  Company's  termination  of Employee  for Cause (as defined in
Section 7 below) ("Termination for Cause");

          (ii) The Company's determination that it is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination
Without Cause"); or

          (iii) The effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination").

     (b) SEVERANCE BENEFITS. Employee shall be entitled to receive upon termination of employment acceleration of his unvested Merger Shares and other benefits only as set forth in this Section 6(b) and in Exhibit A hereto, and receipt of such benefits shall be conditioned upon execution and delivery by Employee to the Company of a full release, releasing any and all claims Employee may have against the Company, its officers, directors, stockholders, agents and affiliates, in form and substance satisfactory to counsel for the Company. In the event Employee materially breaches any material provision of this Agreement, all severance benefits shall stop immediately.

          (i) VOLUNTARY TERMINATION. If Employee's employment terminates by Voluntary Termination, then Employee shall not be entitled to receive acceleration of vesting or any other any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment, and Employee's benefits will be terminated or continued under the

Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (ii)  INVOLUNTARY   TERMINATION.   If  Employee's  employment  is
Terminated Without Cause, or due to death or disability, Employee will be entitled to receive severance benefits as follows: The Company's repurchase option will lapse, and Employee will be fully vested in the Merger Shares. Medical insurance benefits with the coverage provided to Employee immediately prior to the termination will be provided at the Company's cost for a period of thirty (30) days, but all other benefits will terminate.

               (iii) TERMINATION FOR CAUSE. If Employee's employment is terminated for Cause (as defined below), then Employee shall not be entitled to receive acceleration of vesting or other severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment, and Employee's benefits will be terminated or continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

     7. DEFINITION OF CAUSE. For purposes of this Agreement, "Cause" for Employee's termination will exist at any time after the happening of one or more of the following events:

     (a) Employee's willful misconduct or gross negligence in the performance of his duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of the Company so long as such directives are not inconsistent with Employee's position and duties, and such refusal to comply is not remedied within ten (10) working days after written notice from the Company, which written notice shall state that failure to remedy such conduct may result in termination for Cause;

     (b) Fraudulent conduct, a deliberate attempt to do a material injury to the Company, use or appropriation for Employee's personal use or benefit, of any funds, assets or properties of the Company not authorized by the Company to be so used or appropriated, or conduct that is intended to materially discredit the Company or is of material detriment to the reputation of the Company, including conviction of a felony;

     (c) Employee's willfully engaging or participating in any activity which violates Section 9 of this Agreement; or

     (d) Employee's incurable material breach of any element of the Confidentiality Agreement (as defined below), including without limitation,
Employee's theft or other misappropriation of the Company's proprietary information.

     8. CONFIDENTIALITY AGREEMENT. Employee shall sign a Proprietary Information and Employee-Generated Intellectual Property Agreement (the "Confidentiality Agreement") with the Company, in the form attached as Exhibit B. Employee further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company. Employee acknowledges that with respect to his employment by BSC prior to the Effective Date, he remains subject to the terms of his

Employment Confidential Information and Invention Assignment Agreement executed in favor of BSC.

     9. COVENANT NOT TO COMPETE OR SOLICIT.

     (a) Beginning on the Effective Date and ending on the second anniversary of the Effective Date (the "Non-Competition Period"), Employee shall not directly or indirectly (other than on behalf of the Company or BSC), without the prior written consent of the Company, engage anywhere in the Restricted Territory in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), or have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933 or
Section  12 of the  Securities  Exchange  Act of 1934),  or  participate  in the financing, operation, management or control of, any firm, partnership, corporation, entity or business (other than the Company) that engages or participates in a "Competing Business Purpose." The term Competing Business Purpose shall mean any business relating to the design, development, marketing or sale of software or services for on-line customer interaction for customer service, sales and marketing applications. The term Restricted Territory shall mean each and every country, province, state, city or other political subdivision of the United States, of Europe or of Japan in which the Company or BSC is engaged currently or during the two (2) year term of this covenant engages in business or otherwise sells its products.

     (b) During the Non-Competition Period, Employee shall not directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, any employee of BSC or the Company to terminate his or her employment with BSC or the Company, provided that this shall not restrict Employee from making general public solicitations through advertising or search firms. Likewise, Employee shall not solicit or divert any business or clients or customers of the Company made known to Employee during his employment with the Company and shall not induce customers, clients, suppliers, agents, or persons under contract with or associated with the Company to reduce or alter their association or business with the Company.

     (c) The covenants contained in paragraph (a) shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in paragraph (a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this
Section 9(c) are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.

     (d) Employee acknowledges that (i) the goodwill associated with the existing business, customers and assets of BSC prior to the Merger is an integral component of the value of BSC to the Company and is reflected in the value of the Merger consideration payable under the Reorganization Agreement and
(ii) Employee's agreement as set forth herein is necessary to preserve the value of BSC for the Company following the Merger. Employee also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (i) BSC and the Company are engaged in a highly competitive industry, (ii) Employee has unique access to, and will continue to have access to, the trade secrets and know-how of BSC and the Company, including without limitation the plans and strategy (including the competitive strategy), (iii) Employee is receiving significant compensation in connection with the Merger and (iv) in the event Employee's employment with the Company ended, Employee would be able to obtain suitable and satisfactory employment without violation of this Agreement.

     (e) Employee's obligations under this Section 9 shall remain in effect if Employee's employment with the Company is terminated for any reason.

     10. CONFLICTS. Employee represents that his performance of all the terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

     11. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     12. MISCELLANEOUS PROVISIONS.

     (a) NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

     (b) PLEDGE OF SHARES. In the event that during the term of this Agreement Employee seeks to pledge all or a portion of his Merger Shares that are no longer subject to the Repurchase Option in order to obtain a loan from a financial institution, subject to compliance with all applicable laws, the Company shall consent to, and take no action that would preclude Employee from entering into, such pledge.

     (c) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties.

     (d)  SOLE  AGREEMENT.  This  Agreement,   including  any  Exhibits  hereto,
constitutes   the  sole  agreement  of  the  parties  and  supersedes  all  oral negotiations and prior writings with respect to the subject matter hereof.

     (e) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     (f)  CHOICE  OF  LAW.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

     (g) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     (i) ARBITRATION. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Santa Clara County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 12(i) shall not apply to the Confidentiality Agreement.

     (j) ADVICE OF COUNSEL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

     The parties have executed this Employment Agreement the date first written above.

                                          COMPANY

                                          EGAIN COMMUNICATIONS CORPORATION


                                          By __________________________________

                                          Title _______________________________

                                          Address:   455 West Maude Avenue
                                                     Sunnyvale, CA 94086


                                          EMPLOYEE


                                          _____________________________________


                                          Address:   __________________________
                                                     __________________________

                                    EXHIBIT D

          CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS

                            PROPRIETARY INFORMATION
             AND EMPLOYEE-GENERATED INTELLECTUAL PROPERTY AGREEMENT


         As an employee of eGain Communications Corporation, a Delaware corporation ("Company"), I recognize that the Company is engaged in a continuous program of research, development and production with respect to its business pertaining to computer software development, marketing, sales and service, present and future.

                                    RECITALS

         I understand that:

         A. Definitions for certain of the capitalized terms used in this Proprietary Information And Employee-Generated Intellectual Property Agreement ("Agreement") are contained in Exhibit A attached to this Agreement.

         B. My employment creates a relationship of confidence and trust between the Company and me with respect to any information (i) applicable to the business of the Company pertaining to computer software development, marketing, sales and service; or (ii) applicable to the business of any customer of the Company; or (iii) which the Company is under a contractual obligation to keep confidential which may be made known to me by the Company or by any customer of the Company, or learned by me during the period of my employment.

         C. The Company possesses and will continue to possess Proprietary Information.

         This Agreement is in consideration for my employment with the Company. I hereby agree as follows:

         1  PROTECTION OF PROPRIETARY INFORMATION.

         1.1 All Proprietary Information shall be the sole property of the Company and its assigns or a third party, as applicable, and the Company and its assigns or such third party shall be the sole owner of all patents and other rights in connection with such Proprietary Information. I hereby assign to the Company any rights I may have or acquire in any or all Proprietary Information.

         1.2 During the term of my employment by the Company and any time thereafter, I will keep in confidence and trust all Proprietary Information, and I will not directly or indirectly disclose, sell, use, lecture upon or publish any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company.

         1.3 I will comply with any specific directions, limitations, or other obligations related to Proprietary Information that the Company receives from a third party. Subject to the preceding obligations, my obligations regarding Proprietary Information shall continue until such time as the Proprietary Information is publicly known without fault on my own part.

         2 AVOID CONFLICT OF INTEREST. I agree that during the period of my employment by the Company, I will not, without the Company's express written consent, engage in any employment or activity in any business competitive with the Company.

         3 RETURN OF MATERIALS. All apparatus, computers, computer files and media, data, documents, drawings, engineering log books, equipment, inventor notebooks, programs, prototypes, records, samples, equipment and other information and physical property, whether or not pertaining to Proprietary Information and no matter where located, furnished to me by the Company or produced by myself or others in connection with my employment shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. Should the Company not so request, I shall return and deliver all such property upon termination of my employment for any reason and I will not take with me any such property or any reproduction of such property upon such termination. I further agree that any property situated on the Company's premises or at my home and owned by the Company, including computers, computer files, e-mail, voicemail, disks and other electronic storage media, prototypes, samples, engineering log books, notebooks, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

         4 NON-SOLICITATION. I agree that during the period of my employment and for a period of one (1) year following termination of my employment with the Company, I will not directly or indirectly (i) solicit or in any manner encourage employees or consultants of the Company to leave its employ or work for any business that is in competition in any manner whatsoever with the business of the Company pertaining to computer software development, marketing, sales and service; or (ii) other than on behalf of the Company, solicit the business of any customer of the Company with whom I became acquainted during the course of my employment or any customer if such solicitation involves the use of Proprietary Information. By signing this Agreement, I acknowledge and agree that the names, addresses and product specifications of the Company's customers constitute Company Proprietary Information and that the sale or unauthorized use or disclosure of this or any other Company Proprietary Information that I obtained during the course of this Agreement would constitute unfair competition with the Company. I promise not to engage in any unfair competition with the Company either during the term of my employment or at any time thereafter.

         5 DEVELOPED INFORMATION. I will promptly disclose to the Company, or any persons designated by it, any and all Developed Information; such disclosure shall continue for one (1) year after termination of this Agreement with respect to any and all Developed Information made, conceived, reduced to practice or learned during such one (1) year term. If any application for any United States or foreign patent related to or useful in the business of the Company or any customer of the Company shall be filed by me or for me during the period of one
(1) year after my employment is terminated, the subject matter covered by such application shall be presumed to have been conceived during my employment with the Company.

         6  OWNERSHIP AND PROTECTION OF DEVELOPED INFORMATION.

         6.1 THE COMPANY OWNS DEVELOPED INFORMATION. I agree that any and all Developed Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection with such Developed Information.

         6.2 DEVELOPED INFORMATION PROTECTION. I hereby assign to the Company any rights I may have or acquire in Developed Information. I further agree as to any and all Developed Information to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, trademarks and other rights on Developed Information in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents, copyrights, trademarks and other protections on Developed Information and enforcing the same, as the Company may desire, together with any assignments of such protections to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights, trademarks and other protections on Developed Information in any and all countries shall continue beyond the termination of my employment, but, after such termination, the Company shall compensate me at a reasonable rate for time actually spent by me at the Company's request on such assistance. I acknowledge that I may be unavailable when the Company needs to secure my signature for lawful and necessary documents required to apply for or execute any patent, copyright, trademark or other protection with respect to Developed Information (including renewals, extensions, continuations, divisions or continuations in part of patent applications). Therefore, I agree to irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, to act for and in my behalf and instead of me, to execute and file any such application(s) and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks and other protections on Developed Information with the same legal force and effect as if executed by me. The Company shall also have the right to keep any and all Developed Information as trade secrets.

         7 LIST OF PRE-EMPLOYMENT INVENTIONS. I have attached to this Agreement as Exhibit B a complete list of all developments, discoveries, improvements, inventions, trade secrets or works of authorship which I have made or conceived or first reduced to practice alone or jointly with others prior to my engagement by the Company which are not subject to a confidentiality agreement that would bar such listing (collectively "Pre-Employment Inventions"); and I covenant that such list is complete. If no such list is attached to this Agreement, I represent that I have made no such Pre-Employment Inventions at the time of signing this Agreement. The Company will not require me to assign any rights I may have in any of the listed Pre-Employment Inventions. Furthermore, the listed Pre-Employment Inventions will not be classified as Proprietary Information or Developed Information. I acknowledge and agree that the Company and its subsidiaries or affiliates are free to compete or develop information, inventions and products within the areas and types of inventions described in such list.

         8  NONINTERFERENCE WITH THIRD-PARTY RIGHTS.

         8.1 I represent that my performance of all the terms of this Agreement and that my employment by the Company does not and will not breach any agreement to keep in confidence Proprietary Information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

         8.2 As part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any equipment, supplies, facility, electronic media, software, trade secret or other information or property of any former employer or organization to which I provided services when such former employer or organization may have exclusive ownership rights in such information or property or when such information or property is not generally available to the public, unless I have obtained written authorization for their possession and use. I agree to promptly notify the Company in writing if I am asked to assign or transfer any intellectual property rights to such former employer or organization.

         8.3 I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I have to others, and I agree that I shall fulfill all such obligations during my employment with the Company.

         9. EQUITABLE RELIEF. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations under this Agreement, the Company shall be entitled to enforcement of such obligations by court injunction, without posting bond or other security. I will indemnify Company against any costs, including reasonable legal fees, incurred in obtaining relief against my breach of this Agreement.

         10. MODIFICATIONS. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         11. SEVERABILITY. If any term or provision of the Agreement shall be declared invalid, illegal or unenforceable, such term or provision shall be amended to achieve as nearly as possible the same effect of protecting Proprietary Information as the original term or provision, and all remaining provisions shall continue in full force and effect.

         12. TERM OF EMPLOYMENT. I understand and agree that employment with the Company is not for a specific term and can be terminated by myself or by the Company at any time for any reason, with or without cause. I also understand that the Company requests that all of its employees, to the extent possible, give the Company advance notice if they intend to resign. I further understand and agree that the foregoing terms shall be the terms of my employment and that any additions to or modifications of these terms shall be in writing and signed by myself and an officer of the Company.

         13. SECTION 2870 INVENTIONS. This Agreement does not apply to inventions which qualify fully for protection under section 2870 of the California Labor Code ("Section 2870").

         13.1 Currently, Section 2870 applies to inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on my own time, and (i) which does not relate, at the time of conception or reduction to practice of the invention, to the business of the Company, or to the Company's actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by me for the Company.

         13.2 Notwithstanding this Section 13, during the term of my employment, I shall disclose in confidence to the Company any invention in order to permit the Company to make a determination as to compliance by me with the terms and conditions of this Agreement. I understand that I bear the full burden of proving to the Company that the invention qualifies fully under Section 2870.

         14. SURVIVAL OF OBLIGATIONS. This Agreement shall survive termination of my employment, regardless of the circumstances of such termination.

         15. EFFECTIVE DATE. This Agreement shall be effective as of the first day of my employment by the Company.

         16. BINDING EFFECT. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and shall inure to the benefit of successors and assigns of the Company.

         17. INTEGRATED AGREEMENT. This Agreement constitutes the full, complete and exclusive agreement between the Company and me with regard to this Agreement's subject matter. This Agreement supersedes any previous agreements or representations, whether oral or written, express or implied between the Company and me with respect to this Agreement's subject matter.

         18. EXHIBITS. The following Exhibits are made a part of and incorporated by reference in this Agreement:

                         Exhibit A:  Definitions;
                         Exhibit B:  List of Pre-Employment Inventions.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


         Dated:  __________, 1999


                                    EMPLOYEE:

                                    By  _____________________________

                                    Name ____________________________

                                    Social Security No.  ____________

                                    Address:  _______________________

                                    _________________________________


ACCEPTED AND AGREED TO BY:

EGAIN COMMUNICATIONS CORPORATION

By _____________________________

Name ___________________________

Title __________________________

                                    EXHIBIT A


1. DEFINITIONS. As used in the foregoing Agreement, the following terms shall have the meanings as defined below. Where the context so indicates, a word in the singular form shall include the plural and vice-versa.

         1.1 COMPANY as used herein, shall include any subsidiary or affiliate of EGAIN COMMUNICATIONS CORPORATION.

         1.2 DEVELOPED INFORMATION means all data, discoveries, designs, developments, formulae, ideas, improvements, inventions, know-how, processes, programs, and techniques, whether or not patentable or registrable under copyright, trademark or similar statutes, and all designs, trademarks and copyrightable works that I made or conceived or reduced to practice or learned, either alone or jointly with others, during the period of my employment which
(i) are related or useful in the business of the Company or to the Company's actual or demonstrably anticipated research, design, development, experimental production, financing, manufacturing, licensing, distribution or marketing activity carried on by the Company, or (ii) result from tasks assigned me by the Company, or (iii) result from use of premises or equipment owned, leased or contracted for by the Company.

         1.3 PROPRIETARY INFORMATION shall mean information that has been created, discovered or developed, or has otherwise become known to the Company (including without limitation information created, discovered, developed or made known by or to me during the period of or arising out of my employment by the Company), and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. By way of illustration but not limitation, "Proprietary Information" includes: (i) inventions, confidential knowledge, trade secrets, ideas, data, programs, works of authorship, know-how, improvements, discoveries, designs, techniques and sensitive information the Company receives from its customers or receives from a third party under obligation to keep confidential; (ii) technical information relating to the Company's existing and future products, including, where appropriate and without limitation, manufacturing techniques and procedures, production controls, software, firmware, information, patent disclosures, patent applications, development or experimental work, formulae, engineering or test data, product specification and part lists, names of suppliers, structures, models, techniques, processes and apparatus relating to the same disclosed by the Company to me or obtained by me through observation or examination of information or developments; (iii) confidential marketing information (including without limitation marketing strategies, customer names and requirements and product and services, prices, margins and costs); (iv) confidential future product plans; (v) confidential financial information provided to me by the Company; (vi) personnel information (including without limitation employee compensation); and (vii) other confidential business information.

                                    EXHIBIT B

                        LIST OF PRE-EMPLOYMENT INVENTIONS


         This List of Pre-Employment Inventions, along with any attached pages, is part of and incorporated by reference into the attached PROPRIETARY INFORMATION AND EMPLOYEE-GENERATED INTELLECTUAL PROPERTY AGREEMENT

         The following is a complete list of all developments, discoveries, improvements, inventions, trade secrets and works of authorship which I have made or conceived or first reduced to practice alone or jointly with others prior to my engagement by the Company which are not subject to a confidentiality agreement that would bar such listing (collectively "Pre-Employment Inventions"). I understand that the Company will not require me to assign any rights I may have in any of the listed Pre-Employment Inventions. I further understand that the listed Pre-Employment Inventions will not be classified as Proprietary Information or Developed Information. I represent that this list of Pre-Employment Inventions is complete.


         ______ No Pre-Employment Inventions to report.
         ______ See below.
         ______ Additional sheets attached.



                                        _______________________________________
                                                  Name of Employee


                                        _______________________________________
                                                       Date


Proprietary Information and Employee-Generated Intellectual Property Agreement (from 12487355) ver. 2.12.98.doc

                                    EXHIBIT E

                                 FORM OF RELEASE

                                 GENERAL RELEASE

         THIS GENERAL RELEASE ("General Release") is being executed and delivered as of ______________, 2000, on behalf of the parties identified on Schedule A hereto (all of whom are referred to collectively as the "Releasors," and each of whom is referred to individually as a "Releasor") to and in favor of, and for the benefit of, EGAIN CORPORATION, a Delaware corporation ("Company"), BIG SCIENCE COMPANY, a Georgia corporation ("Purchaser"), BSC ACQUISITION CORP., a Georgia corporation and wholly owned subsidiary of Purchaser ("Merger Sub"), and the other Releasees (as defined in Section 2).

                                    RECITALS

         A. Contemporaneously with the execution and delivery of this General Release, certain of the Releasors have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") among Purchaser, Merger Sub, Company and certain stockholders of Company.

         B. Purchaser and Merger Sub have required, as a condition to consummating the transactions contemplated by the Merger Agreement, that the Releasors execute and deliver this General Release.

                                    AGREEMENT

         In order to induce Purchaser and Merger Sub to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:

     1. RELEASE. Each Releasor, for himself, herself or itself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

     2. DEFINITIONS.

     (a) The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) such Releasor's past, present and future assigns, agents and representatives; (iii) each entity that such Releasor has the power to bind (by such Releasor's acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

     (b) The term "Releasees" shall mean and include: (i) Purchaser; (ii) Company; (iii) Merger Sub; (iv) each of the direct and indirect subsidiaries of Company; (v) each other affiliate of Company; and (vi) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(v)" of this sentence, other than the Releasors.

     (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a stockholder, director, officer or employee of Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

     (d) The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only such Releasor's rights, if any, under the Merger Agreement, the Escrow Agreement, the Noncompetition Agreement and the Stockholder Agreement).

          3. [INTENTIONALLY OMMITTED]

          4. REPRESENTATIONS AND WARRANTIES. Each Releasor represents and warrants that:

     (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

     (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

     (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

     (d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

     (e) this General Release has been duly and validly executed and delivered by such Releasor;

     (f) this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

     (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such

Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

     (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

     (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

     5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's Associated Parties.

     6. MISCELLANEOUS.

     (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

     (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

     (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the [State of California] (without giving effect to principles of conflicts of laws).

     (d) Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release may be brought or otherwise commenced by any Releasee in any state or federal court located in the State of California. Each Releasor:

     (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California in connection with any such legal proceeding;

     (ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

     (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that such Releasor is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court.

Nothing contained in this General Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against any of the Releasors or any other person or entity in any other forum or jurisdiction, or (2) to raise this Release as a defense in any legal proceeding in any other forum or jurisdiction.

     (e) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     (f) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

     (g) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

     (h) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release.

(i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

     (k) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Releasors have caused this General Release to be executed as of the date first above written.

                                            RELEASORS:

                                            [CORPORATION]



                                            ___________________________________
                                            (Printed Name)_____________________



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________


                                            [INDIVIDUAL]




                                            ___________________________________
                                            (Printed Name)_____________________


                        [GENERAL RELEASE SIGNATURE PAGE]

                                   SCHEDULE A

                              SCHEDULE OF RELEASORS

                                    EXHIBIT F

                            FORM OF INVESTMENT LETTER

                                INVESTMENT LETTER

     This Investment Letter (the "Investment Letter") is entered into as of February __, 2000, between eGain Corporation, a Delaware corporation ("Parent") and the undersigned stockholder ("Stockholder") of Big Science Company, a Georgia corporation ("Company").

     Stockholder acknowledges that Stockholder has received and reviewed (i) a copy of that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of February 7, 2000, by and between Parent, BSC Acquisition Corp., a Georgia corporation ("Merger Sub") , the Company and the Founders (together the "Parties") pursuant to which the Parties have agreed that Merger Sub will merge with and into the Company with the Company as the surviving corporation (the "Merger"); (ii) a copy of Parent's Prospectus dated September 23, 1999; (iii) a copy of Parent's quarterly report on Form 10-Q for the three months ended September 30, 1999; and (iv) an Information Statement (collectively, the "Disclosure Documents").

     1. Defined Terms. Capitalized terms used in this Investment Letter and not otherwise defined shall have the meanings given them in the Merger Agreement.

     2. Acknowledgements and Understandings of the Stockholder.

     (a) Merger of Merger Sub into the Company. Stockholder acknowledges that pursuant to Section 1.1 of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company, the separate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger. Stockholder further acknowledges that, in accordance with Section 1.6 of the Merger Agreement, at the Effective Time, the Stockholder will receive in exchange for Stockholder's shares of Company Common Stock held immediately prior to the Effective Time, certain consideration as set forth in the Merger Agreement, including shares of Parent Common Stock (the "Shares").

     (b) Unregistered Stock. Stockholder is fully aware that the Shares Stockholder will receive are being distributed under an exemption from registration provided for in Section 4(2) of the Securities Act, that Stockholder is acquiring the Shares without being offered or furnished any offering literature or prospectus other than the Disclosure Documents, that this transaction has not been approved or reviewed by the U.S. Securities and Exchange Commission or by any administrative agency charged with the administration of the securities law of any state, that financial statements, and other documents pertaining to Parent and Company have been made available to the Stockholder and Stockholder's representatives, including Stockholder's attorney and accountant.

     (c) Rule 144. Stockholder is fully aware that because the issuance of the Shares has not been registered under the Securities Act, the Shares are deemed to constitute "restricted securities" under Rule 144 promulgated under the Securities Act and that the Shares must be held indefinitely unless their resale or other disposition is subsequently registered under the Securities Act or an exemption from such registration is available. Stockholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the issuer, the resale occurring not less than one year after an exchange, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

     (d) No Duty to Register. Stockholder realizes that, in the absence of the availability of Rule 144 under the Securities Act, any disposition by Stockholder of the Shares may require compliance with an exemption under the Securities Act or a registration under the Securities Act, and that the Parent is under no obligation, except as explicitly provided for in Section 10 of the Merger Agreement, to take any action to make any such registration or exemption so available.

     (e) Experience. Stockholder has such knowledge and experience in financial and business matters that Stockholder is capable of evaluating the merits and risks of the Merger and the transactions related thereto.

     (f) Investment. Stockholder is acquiring the Shares for investment for Stockholder's own account and not with a view to, or for resale in connection with, any unregistered distribution thereof, and Stockholder has no current intention to sell, convey, dispose of or otherwise distribute any interest in or risk related to the Shares. Stockholder understands that the Shares Stockholder shall receive has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

     (g) Risk Awareness. Stockholder confirms that Stockholder understands and has fully considered for purposes of this investment the risks of this investment and that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing Stockholder's entire investment, (ii) the Shares are a speculative investment which involves a high degree of risk of loss by Stockholder of Stockholder's investment therein, and
(iii) there are substantial restrictions on the transferability of the Shares, and accordingly, it may not be possible for Stockholder to liquidate Stockholder's investment in the case of emergency.

     (h) Ability to Bear Risk. Stockholder confirms that Stockholder is able (i) to bear the economic risk of this investment, (ii) to hold the Shares for a substantial period of time, and (iii) presently to afford a complete loss of his or her investment.

     (i) Opportunity to Investigate. Stockholder confirms that Stockholder's representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company and Parent concerning the terms and conditions of the Merger and the business and prospects of Company and Parent, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to verify the accuracy of the information set forth in the Disclosure Documents.

     3. Reliance on Representations, Warranties and Acknowledgements. The representations, warranties and acknowledgments of Stockholder herein (a) are made by the undersigned with the intent that they may be relied upon in determining Stockholder's suitability as an investor in Parent, (b) are true and accurate as of the date of this Investment Letter and (c) shall be true and accurate as of the date of delivery to and acceptance by Parent and shall survive the issuance of the Shares; Stockholder acknowledges that certificates representing the Shares may bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE ISSUANCE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     In Witness Whereof, the undersigned has hereby executed this Investment Letter as of this ____ day of __________, 2000.

                                By: ___________________________________________
                                Printed Name: _________________________________
                                Address: ______________________________________


                       [Investment Letter Signature Page]

                                    EXHIBIT G

                            FORM OF LEGAL OPINION OF
                     NELSON MULLINS RILEY & SCARBOROUGH, LLP

                         [FORM OF TARGET LEGAL OPINION]


                                February __, 2000


eGain Communications Corporation
455 W. Maude Avenue
Sunnyvale, CA 94086

     Re:    eGain Communications Corporation - Big Science Company Merger

Ladies and Gentlemen:

     We have acted as counsel for Big Science Company, a Georgia corporation (the "Company"), in connection with the Agreement and Plan of Merger and Reorganization dated as of February __, 2000 (the "Reorganization Agreement"), by and among the Company, you and certain other parties named therein. This letter is provided to you in satisfaction of the requirement set forth in
Section 6.5(e) of the Reorganization Agreement. Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement. This opinion letter is limited by, and is in accordance with, the Interpretive Standards attached hereto which are incorporated in this opinion letter by this reference.

     In connection with the foregoing, we have examined the Reorganization Agreement, the Company Disclosure Schedule to the Reorganization Agreement, the Amendment to the Amended and Restated Investors' Rights Agreement (the "Rights Amendment"), records of proceedings of the directors and stockholders of the Company, the Articles of Incorporation of the Company, as amended (the "Articles"), Bylaws of the Company, as amended (the "Bylaws"), certificates of officers of the Company and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein. As to questions of fact material to such opinions, we have relied upon certificates of officers of the Company without investigation.

     Based upon the foregoing and except as set forth on the Schedule of Exceptions, it is our opinion that:

     1. The Company has been duly incorporated and organized and is a validly existing corporation in good standing under the laws of the State of Georgia and has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted. The Company has qualified to do business as a foreign corporation in the State of Washington.

     2. The Company has all requisite corporate power and authority to execute and deliver the Reorganization Agreement and to carry out and perform its obligations under the terms of the Reorganization Agreement.

eGain Communications Corporation
February __, 2000
Page 2


     3. The Reorganization Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding agreement of the Company (assuming due authorization, execution and delivery thereof by all the other parties to the agreement), and is enforceable against the Company in accordance with its terms.

     4. The capital stock of the Company immediately prior to the Closing is as follows:

          (a)  PREFERRED  STOCK.   1,000,000  shares  of  Preferred  Stock  (the
     "Preferred Stock") have been authorized, none of which are issued and outstanding immediately prior to the Closing.

          (b) COMMON STOCK. 100,000,000 shares of Common Stock have been authorized, of which _________ shares are outstanding. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non assessable. Assuming the accuracy and completeness of the information provided to the Company by the purchasers of such shares and the absence of general solicitation in connection with the offer and sale thereof, all such shares were issued pursuant to available exemptions from registration under Section 5 of the Securities Act of 1933 and applicable state securities laws. Such shares are free of any preemptive or similar rights contained in the Articles or Bylaws of the Company. Except for (i) shares reserved for issuance under the 2000 Stock Incentive Plan _________ of which options to purchase [1,019,214] shares have been issued and are outstanding and _________ shares remain available for future issuance, (ii) the possible right of Japan Entry Inc. to certain shares in payment of the Company's retainer obligation, and (iii) Paul Eurek's right to exchange a promissory note in the principal amount of $100,000 for certain shares, to our knowledge, without investigation, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

     5. The execution, delivery and performance of the Reorganization Agreement by the Company on or prior to the Closing do not violate any provision of the Company's Articles or Bylaws, and do not constitute a material default under the provisions of any material agreement set forth on the Company Disclosure Schedule to the Reorganization Agreement and to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company of which we are aware without investigation or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware without investigation, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

eGain Communications Corporation
February __, 2000
Page 3

     6. To our knowledge, without investigation, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Reorganization Agreement, or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

     7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be made by the Company for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained, except for filings such as may be required to be filed pursuant to applicable federal and state securities laws prior to or subsequent to the consummation of the transactions contemplated by the Reorganization Agreement.

     The foregoing opinion is subject to such matters as are set forth in the Schedule of Exceptions to the Reorganization Agreement and the following qualifications:

     Our opinion in paragraph 1 above is based solely upon a review of a certificates of good standing from the States of Georgia and Washington.

     In addition to the limitations set forth in the Interpretive Standards, our opinion in paragraph 3 above is subject to and limited by the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provision imposes restrictions or burdens upon a party and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the other party.

     Our opinion in paragraph 4 above is based solely on an officer's certificate of the Company and a review of the Board of Directors minutes and other records of the Company provided to us and described in the officer's certificate as complete minutes and records of all actions of the stockholders and directors; however, although we have made no other investigation with respect to such matters, we have no reason to believe such certificate is inaccurate and that such records are not complete based on our representation of the Company in connection with this transaction.

     Our opinion in paragraph 5 above is based on our review of the documents provided to us by the Company and described in an officer's certificate as true and complete copies of the agreements set forth on the Company Disclosure Schedule to the Reorganization Agreement.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file tax returns and pay taxes under California Franchise Tax law eGain Communications Corporation
February __, 2000
Page 2


and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities. This opinion is limited in all respects to matters governed by the laws of the State of Georgia and the laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions.

     We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Reorganization Agreement that would modify the terms or rights and obligations of the parties thereunder.

     Whenever a statement herein is qualified by "to the best of our knowledge," "we are not aware" or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

     This opinion is being delivered to you by us as counsel to the Company and may not be delivered to or relied upon by any other person without our express written approval.

                                Yours very truly,

                                NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


                                By: ___________________________________________

Enclosure

                                   SCHEDULE I

                             INTERPRETIVE STANDARDS

                          APPLICABLE TO LEGAL OPINIONS
                   TO THIRD PARTIES IN CORPORATE TRANSACTIONS



                   PURPOSE AND SCOPE OF INTERPRETIVE STANDARDS

         The purpose of these Interpretive Standards is to explain the meaning of Opinion Letters (which incorporate these interpretive standards by reference) addressed to non-client third parties in connection with corporate acquisition or financing transactions. Included in these Interpretive Standards are general qualifications to legal opinions, common assumptions as to fact and law, standards governing an opinion that an agreement is "enforceable" and interpretations of certain recurring legal opinions and confirmations of fact. Incorporation in an Opinion Letter of these Interpretive Standards is intended to shorten the content of the letter while expanding the mutual understanding of its meaning. Any part of these Interpretive Standards, however, may be overridden by a specific statement in an Opinion Letter which supersedes a contrary Interpretive Standard.

               DEFINITIONS OF TERMS USED IN INTERPRETIVE STANDARDS

         The following capitalized terms have the following meanings when used in these Interpretive Standards:

         AGREEMENT means the primary legal document which evidences the Transaction.

         ASSETS means all of the tangible and intangible real and personal property of Company.

         COMPANY means the entity (or entities) which is (or are) the client (or clients) of Opinion Giver and on whose behalf the Opinion Letter is given.

         DOCUMENTS means the Agreement, together with any other document identified in the Opinion Letter, which contains one or more obligations of Company related to the Transaction.

         LAW(S), whether or not a capitalized term, means the constitution, statutes, judicial and administrative decisions, and rules and regulations of governmental agencies of the Opining Jurisdiction and, unless otherwise specified, federal law.

         LOCAL LAW means the statutes, administrative decisions, and rules and regulations of any county, municipality or subdivision, whether created at the federal, state or regional level.

         OPINING JURISDICTION means a jurisdiction, the law of which Opinion Giver addresses.

         OPINION, whether or not a capitalized term, means a legal opinion contained in an Opinion Letter.

         OPINION GIVER means the law firm or lawyer giving an Opinion.

         OPINION LETTER, whether or not a capitalized term, means the letter containing one or more Opinions or confirmations of fact by Opinion Giver.

         OPINION RECIPIENT means the person or persons to whom the Opinion Letter is addressed.

         OTHER AGREEMENTS mean documents (other than the Documents) to which Company is a party or by which Company is bound.

         OTHER COUNSEL means counsel (other than Opinion Giver) providing a legal opinion or confirmation of fact on aspects of the Transaction directed to Opinion Recipient or Opinion Giver or both.

         OTHER JURISDICTION means any jurisdiction (other than the Opining Jurisdiction) the law of which is stipulated to be the governing law.

         PERSONAL PROPERTY means all of the tangible and intangible personal property of Company.

         PRIMARY LAWYER GROUP has the meaning discussed in Interpretative Standard 7 below.

         PUBLIC AUTHORITY DOCUMENTS means certificates issued by a governmental office or agency, such as the Secretary of State, or by a private organization having access to and regularly reporting on government files and records, as to a person's property or status.

         REMEDIES OPINION means an Opinion dealing with the enforceability against Company or the Selling Shareholders of one or more Documents.

         TRANSACTION means the transaction with respect to which the Opinion Letter is given.

                         QUALIFICATIONS TO EACH OPINION


         1.  LAW ADDRESSED BY OPINION.

         If Opinion Letter is expressly limited to the Law of one or more specified jurisdictions or to one or more discrete laws within one or more jurisdictions, an Opinion with respect to any other law, or the effect of any other law, is disclaimed.

         2.  SCOPE OF OPINION.

         An Opinion covers only those matters both essential to the conclusion stated by the Opinion and, based upon prevailing norms and expectations found among experienced legal practitioners in the Opining Jurisdiction, reasonable in the circumstances. Other matters are not included in an Opinion by implication. The following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in any Opinion, unless coverage is specifically addressed in the Opinion Letter as provided by Interpretative Standard 11:

               (1)  Local Law

               (2) Law relating to permissible rates, computation or disclosure of interest, E.G., usury

               (3)  Antitrust and unfair competition law

               (4)  Securities law

               (5)  Fiduciary obligations

               (6)  Pension and employee benefit law, E.G., ERISA

               (7) Regulations G, T, U and X of the Board of Governors of the Federal Reserve System

               (8)  Fraudulent transfer law

               (9)  Environmental law

               (10) Land use and subdivision law

               (11) Except  with   respect  to  the  No  Consent   Opinion  in
                    (Interpretative Standard 28), Hart-Scott-Rodino, Exon-Florio and other laws related to filing requirements, other than charter-related filing requirements, such as the requirements for filing articles of merger

               (12) Except with respect to a No Violation Opinion  (Interpretive
                    Standards 27), concerning creation, attachment, perfection or priority of a security interest in any Assets

               (13) Bulk transfer law

               (14) Tax law

               (15) Patent, copyright, trademark and other intellectual property law

               (16) Racketeering law, E.G., RICO

               (17) Criminal statutes of general  application,  E.G., mail fraud and wire fraud

               (18) Health and safety law, E.G., OSHA

               (19) Labor law

               (20) Law concerning national or local emergency

               (21) Communications, public utility or common carrier law

         3.  UNWARRANTED RELIANCE.

         Opinion Giver may not rely for purposes of the Opinion Letter upon information, whether or not in a Public Authority Document, or (except in the case of arbitrary or hypothetical assumptions contained in an overriding agreement referred to in Interpretive Standard 11, or as stated in Interpretive Standard 22 with respect to choice of law) upon an assumption otherwise appropriate, if Opinion Giver has knowledge that such information or assumption is false, or recognizes factors that compel the conclusion that reliance upon such information or assumption would be unreasonable. "Knowledge" or "recognizes" for purposes of the foregoing sentence and wherever used in these Interpretive Standards means the current awareness of information by any lawyer in the Primary Lawyer Group.

         4.  RELIANCE ON OTHER SOURCES OF INFORMATION.

         Subject to Interpretive Standard 3, Opinion Giver may rely, without investigation, upon facts established by a Public Authority Document, facts provided by an agent of Company or others and, if disclosed in the Opinion Letter, facts asserted by a party to the Transaction in a representation or warranty embodied in the Documents, provided:

               (1) if not established by a Public Authority Document, the facts do not constitute a statement, directly or in practical effect, of the legal conclusion in question;

               (2) the person providing facts is, in Opinion Giver's professional judgment, an appropriate source; and

               (3) if the facts are set forth in a certificate, Opinion Giver has used reasonable professional judgment as to its form and content.

         5.  SCOPE OF OPINION GIVER'S INQUIRY.

         Opinion Giver is presumed to have reviewed such documents and given consideration to such matters of law and fact as Opinion Giver deemed appropriate in order to give an Opinion or confirmation of fact, unless Opinion Giver has expressly limited the scope of inquiry in the Opinion Letter. A recital of specific documents reviewed or specific procedures followed, without more, is not a limitation on the scope of Opinion Giver's inquiry for purposes of the foregoing presumption.

         6.  OPINION OR CONFIRMATION QUALIFIED BY KNOWLEDGE OF OPINION GIVER.

         Whenever an Opinion Letter qualifies an Opinion or confirmation of fact by the words "to our knowledge," "known to us" or words of similar meaning, the quoted words mean the current awareness by lawyers in the Primary Lawyer Group of information such lawyers recognize as relevant to the Opinion or confirmation so qualified. The quoted words do not include within what is "known" information not within such current awareness that might be revealed if a canvass of lawyers outside the Primary Lawyer Group were made, if the Opinion Giver's files were searched or if any other investigation were made.

         7.  "PRIMARY LAWYER GROUP".

         "Primary Lawyer Group" means that lawyer in Opinion Giver's organization who signs the Opinion Letters and, solely as to information relevant to an Opinion or confirmation issue, any lawyer in Opinion Giver's organization who is primarily responsible for providing the response concerning the particular issue or who provided substantive attention to such issue in connection with the Transaction.

         8.  WHO MAY RELY ON OPINION.

         Opinion Recipient and designated principals of Opinion Recipient, if Opinion Recipient is identified in the Opinion Letter as an agent for designated principals, are the only persons entitled to rely upon any Opinion or confirmation of fact contained in the Opinion Letter, and then only for purposes of the Transaction.

         9.  OTHER COUNSEL.

         Opinion Giver's responsibility for the opinion of Other Counsel depends upon what is stated in the Opinion Letter. A statement that Opinion Giver has relied on an opinion of Other

Counsel means only that Opinion Giver believes that (i) based upon Other Counsel's professional reputation, it is competent to render such opinion, and
(ii) such opinion on its face appears to address the matters upon which Opinion Giver places reliance. A statement that Opinion Giver believes that Opinion Recipient is justified in relying on an Opinion of Other Counsel means only that Opinion Giver believes that, based upon Other Counsel's professional reputation, it is competent to render such opinion. A statement that Opinion Giver concurs in an opinion of Other Counsel means that Opinion Giver has assumed the responsibility for verifying the accuracy of the opinion of Other Counsel. If no concurrence by Opinion Giver is expressed, no concurrence is implied. If Opinion Giver merely identifies or remains silent with respect to the opinion of Other Counsel, Opinion Giver assumes no responsibility for Other Counsel's opinion, and Opinion Recipient may not assume that Opinion Giver has relied upon Other Counsel's opinion.

         10.  UPDATING.

         An Opinion Letter speaks as of the date of its delivery, and Opinion Giver has no obligation to advise Opinion Recipient or anyone else of any matter of fact or law thereafter occurring, whether or not brought to the attention of Opinion Giver, even though that matter affects any analysis or conclusion in the Opinion Letter.

         11.  OVERRIDING AGREEMENT.

         Opinion Giver and Opinion Recipient may agree upon arbitrary or hypothetical assumptions that may not be true and upon qualifications, standards or interpretations inconsistent with these Interpretive Standards. Any such agreement with respect to such assumptions, qualifications, standards or interpretations, when described with reasonable particularity in the Opinion Letter, will supersede any contrary provision of these Interpretive Standards.

                                   ASSUMPTIONS

         12.  ASSUMPTIONS AS TO PARTIES OTHER THAN COMPANY.

         Opinion Recipient in the Transaction has acted in good faith and without notice of any defense against enforcement of rights created by, or adverse claim to any property transferred as part of, the Transaction. Each party to the Transaction other than Company has complied with all laws applicable to it that affect the Transaction.

         13.      ASSUMPTIONS AS TO NATURAL PERSONS AND DOCUMENTS.

         Each natural person acting on behalf of any party to the Transaction has sufficient legal competency to carry out such person's role in the Transaction. Each document submitted to Opinion Giver for review is accurate and complete, each document purporting to be original is authentic, each document purporting to be a copy conforms to an authentic original, and each signature on a document is genuine.

         14.  ASSUMPTIONS AS TO TRANSACTION.

         The Transaction complies with any test required by law of good faith or fairness. Each party will act in accordance with the terms and conditions of the Documents.

         15.  ASSUMPTION AS TO ACCESSIBILITY TO LAWS.

         Each Law for which Opinion Giver is deemed to be responsible is published, accessible and generally available to lawyers practicing in the Opining Jurisdiction.

         16.      ASSUMPTIONS AS TO COMPANY.

         No discretionary act of Company or on its behalf will be taken after the date of the Transaction if such act might result in a violation of law or breach or default under any agreement, decree, writ, judgment or court order. After the date of the Transactions, the Company will obtain all permits and governmental approvals and take all other actions which are both (i) relevant to performance of the Documents or consummation of the Transaction, and (ii) required in the future under applicable law. Company holds the requisite title and rights to its Assets.

         17.      ASSUMPTIONS AS TO OTHER AGREEMENT.

         Any Other Agreement will be enforced as written.

         18.      ASSUMPTION AS TO UNDERSTANDINGS.

         There is no understanding or agreement not embodied in a Document among parties to the Transaction that would modify any term of a Document or any right or obligation of a party.

         19.      ASSUMPTION AS TO ABSENCE OF MISTAKE OR FRAUD.

         With respect to the Transaction and the Documents, there has been no mutual mistake of fact and there exists no fraud or duress.

         20.      ASSUMPTION AS TO INVALIDITY.

         No issue of unconstitutionality or invalidity of a relevant Law exists unless a reported case has so held.

                           REMEDIES OPINION STANDARDS

         21.      MEANING OF REMEDIES OPINION.

         A. GENERAL MEANING. The Remedies Opinion, with respect to any referenced Document, and subject to the limitations contained in these Interpretive Standards and in the Opinion Letter, means that:

               (i) a contract has been formed under the law of contracts of the jurisdiction applicable under Interpretive Standard 22; and

               (ii) under laws normally applicable to contracts like the Document, to parties like the Company and to transactions like the Transaction, each obligation imposed on Company by the Document, each agreement made by Company in the Document, and each right, benefit and remedy conferred by Company in the Document, will be given effect as stated in the Document.

         B. EXISTENCE OF CONTRACT. The professional judgment reflected in subparagraph A(i) above requires the Opinion Giver to conclude that:

               (i) All legal requirements under contract law for the formation of a contract of the type involved in the referenced Document effective against Company (other than requirements that would be covered by a Corporate Status Opinion, Corporate Powers Opinion and a Corporate Acts Opinion discussed at Interpretive Standards 24, 25 and
         26) are met, such as necessary formalities (including compliance with any applicable statute of frauds), consideration (where necessary), definiteness, and the inclusion of essential terms.

               (ii) The Document does not violate a law as to formation of contracts that would prevent a court presented with the Document from enforcing it.

               (iii) Company does not presently have available any contractual defense to the Document, such as the statute of limitations.

         22.      CHOICE OF LAW IN REMEDIES OPINION.

         If a Document covered by the Remedies Opinion contains no governing law provision, or contains a governing law provision which names the Opining Jurisdiction, the Remedies Opinion means that if Company is brought before a proper court of the Opining Jurisdiction to enforce rights under the Document, and if such court applies the substantive law of the Opining Jurisdiction, the result will be as stated in the Opinion and these Interpretive Standards.

         If the Document contains a governing law provision which names a jurisdiction other than the Opining Jurisdiction, the Remedies Opinion does not opine whether any court of any jurisdiction will give effect to the governing law provision in the Agreement, but assumes that if Company is brought before a proper court of the Opining Jurisdiction to enforce rights under the Document, such court will apply the substantive law of the Opining Jurisdiction, notwithstanding the governing law provision in the Document, and based upon such assumption the result will be as stated in the Opinion and these Interpretive Standards.

         The Remedies Opinion does not extend to the content or effect of any law other than the law of the Opining Jurisdiction and federal law.

         23.      EXCEPTIONS TO THE REMEDIES OPINION.

         Any Remedies Opinion contained in an Opinion Letter which incorporates these Interpretive Standards by reference will be deemed not to address the matters excluded in Interpretive Standard 2 and subject to the following exceptions:

                  (i) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation. This also includes state laws regarding fraudulent transfers, obligations, and conveyances, and state receivership laws.

                  (ii) The effect of general principles of equity, whether applied by a court of law or equity. This includes the following concepts: (a) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies;
         (b) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (c) good faith and fair dealing; (d) reasonableness; (e) materiality of the breach; (f) impracticability or impossibility of performance; (g) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than Company; (h) the effect of section 1-102(3) of the Uniform Commercial Code; and (i) unconscionability.

                  (iii) The effect and possible unenforceability of contractual provisions providing for choice of governing law.

                  (iv) The possible unenforceability of provisions purporting to waive certain rights of guarantors.

                  (v) The possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy.

                  (vi) The possible unenforceability of provisions purporting to require arbitration of disputes.

                  (vii) The possible unenforceability of provisions prohibiting competition, the solicitation or acceptance of customers, of business relationships or of employees, the use or disclosure of information, or other activities in restraint of trade.

                  (viii) The possible unenforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages, or for premiums on prepayment, acceleration, redemption, cancellation, or termination, to the extent any such provisions are deemed to be penalties or forfeitures.

                  (ix) The possible unenforceability of waivers or advance consents that have the effect of waiving statutes of limitation, marshalling of assets or similar requirements, or as to the jurisdiction of courts, the venue of actions, the right to jury trial or, in certain cases, notice.

                  (x) The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance, or the like or failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind.

                  (xi) The effect of course of dealing, course of performance, or the like, that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

                  (xii) The possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative.

                  (xiii) The effect of laws related to attorneys fees.

                  (xiv) The possible unenforceability of provisions that determinations by a party or a party's designee are conclusive.

                  (xv) The possible unenforceability of provisions permitting modifications of an agreement only in writing.

                  (xvi) The possible unenforceability of provisions that the provisions of an agreement are severable.

                  (xvii) The effect of laws requiring mitigation of damages.

                  (xviii) The possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform.

                  (xix) The effect of agreements as to rights of set off otherwise than in accordance with the applicable law.

         24.      CORPORATE STATUS OPINION.

         An Opinion to the effect that Company was duly organized as a corporation and is existing in good standing under the laws of the State of its incorporation (Corporate Status Opinion) is subject to the following understandings:

                  (1) "duly organized" means that Company (i) properly complied with the statutory requirements for incorporation, and (ii) thereafter properly complied with the statutory requirements for organization;

                  (2) "is existing" means that Company is a corporation which has not ceased to exist;

                  (3) the Opinion refers to the status of Company only for purposes of and under the statutory requirements; and

                  (4) "good standing", which has no meaning under the Corporate Code, means for purposes of the Opinion that the Company has filed no notice of intent to dissolve and has not been administratively dissolved.

         25.      CORPORATE POWERS OPINION.

         An Opinion to the effect that Company has the corporate power to execute and deliver a Document, to perform its obligations under a Document, to own and use its Assets and to conduct its business (Corporate Powers Opinion) is subject to the following understandings:

                  (1) the Opinion refers only to the statutory requirements and the Company's certificate of incorporation as sources of corporate power;

                  (2) "power" refers only to whether the acts referenced in the Opinion are ULTRA VIRES;

                  (3) the Opinion is built upon an assumption that the Corporate Status Opinion could also be given;

                  (4) "own and use" refers to every right Company has in the Assets;

                  (5) the Opinion refers to Assets owned and used and business conducted on the date of the Opinion, and not those contemplated for future ownership, use or conduct except to the extent the acquisition of the Assets or conduct of the business is concurrent with, and recognized by Opinion Giver as constituting part of, the consummation of the Transaction.

         26.      CORPORATE ACTS OPINION.

         An Opinion to the effect that Company has duly authorized the execution and delivery of, and performance by Company under, the Documents and has duly executed and delivered the Documents (Corporate Acts Opinion) is subject to the following understandings:

                  (1) the Opinion affirms compliance with all corporate action necessary under the statutory requirements, Company's articles of incorporation and bylaws and, if applicable, Company's duly adopted policies and practices for delegation of authority, in order to authorize the execution and delivery of, and performance under, the Documents;

                  (2) the Opinion affirms that the execution and delivery of the Documents was, and Company's performance of its obligations under the Documents in accordance with the Documents as written will be, in accordance with the authorizations;

                  (3) the Opinion is built upon an assumption that the Corporate Status Opinion and the Corporate Powers Opinion could also be given;

                  (4) the Opinion addresses no law other than the statutory law of the Opining Jurisdiction and applicable law of agency.

         27.  NO VIOLATION OPINION.

         An Opinion to the effect that Company's execution and delivery of the Documents do not, and if Company were now to perform its obligations under the Documents such performance would not, result in (i) a violation of Company's articles of incorporation, bylaws or any law to which the Company or its Assets are subject, or (ii) a breach of or default under described agreements, or (iii) a creation or imposition of contractual liens or security interests arising out of described agreements, or (iv) a violation of any known judicial or administrative decree, writ, judgment or order to which the Company or its assets are subject (No Violation Opinion) is subject to the following understandings:

                  (1) a "violation" or "breach or default" means any act or omission that, by itself or upon notice or the passage of time or both, would constitute a violation, breach or default giving rise to a remedy under the document or law instrument in question;

                  (2) the Opinion addresses only the relevant facts and law as they exist on the date of the Opinion Letter;

                  (3) "agreements" refers to agreements, indentures, documents and other instruments in writing, identified in the Opinion Letter;

                  (4) references to any law or to "decree, writ, judgment or order" or the like include only those (i) which either prohibit performance by Company under the Documents or subject Company to a fine, penalty or other sanction, and (ii) which a lawyer, using customary professional diligence, would reasonably recognize as applicable to Company and the Transaction;

                  (5) the Opinion addresses only whether the specific terms of the relevant Document violate law or cause a breach of or default under the specific terms of an obligation created by a described Other Agreement, taking into account information provided in accordance with Interpretive Standard 4 and other facts known to Opinion Giver;

                  (6) the Opinion does not address acts permitted or contemplated but not required, or inferred but not set forth, by the relevant Document, except to the extent such acts are concurrent with, and recognized by Opinion Giver as constituting part of, the consummation of the Transaction;

                  (7) to the extent the interpretation of words in described agreements requires resort to law, the law is that of the Opinion Jurisdiction; and

                  (8) the Opinion does not address liens or security interests created by or in favor of Opinion Recipient, created under a Document or arising by operation of law.

         28.      NO CONSENT OPINION.

         An Opinion to the effect that no consent, approval, authorization or filing or other action by, or filing with, any governmental authority is required for Company's execution and delivery of the Documents and consummation of the Transaction (No Consent Opinion) is subject to the understandings set forth in Interpretive Standards 2 and 27(2) and (4). "Required" means that there is no governmental consent, approval, authorization or filing, the absence of which would either prohibit performance by Company of its obligations under the Documents or subject Company to a fine, penalty or other similar sanction.

         29.      CAPITALIZATION OPINION.

         An Opinion to the effect that described shares have been duly authorized and are, or upon issuance will be, validly issued, fully paid and nonassessable (Capitalization Opinion) is subject to the following understandings:

                  (1) the Opinion affirms compliance with all corporate action necessary to create and issue the shares under the corporate law of the Opining Jurisdiction in effect at the time of such creation and issuance ("Corporate Code") and Company's articles of incorporation and bylaws;

                  (2) "duly authorized" means Company had the corporate power to create the shares, the shares so created have the rights and attributes required by the Corporate Code, and the rights and attributes of the shares so created were permitted by the Corporate Code and Company's articles of incorporation and bylaws;

                  (3) "validly issued" means that at the time of issuance Company had sufficient authorized and unissued shares to permit the shares to be issued, Company took the steps necessary to accord shareholder status to the persons to whom the shares were issued and Company has taken no step to deprive the shares of the "validly issued" status;

                  (4) "fully paid and nonassessable" means that the consideration received upon issuance of the (i) was legally sufficient,
         (ii) satisfied the requirements of the Corporate Code, Company's articles of incorporation and bylaws, and relevant corporate resolutions, and (iii) was approved (e.g., as to value of property or services) by the directors or shareholders, as required; and

                  (5) the Opinion is based upon the assumption that the Corporate Status Opinion could also be given and that the consideration for the shares was in fact received.

         30.      SHARE TRANSFER OPINION.

         The only laws addressed in any Opinion as to the rights of a seller in shares of Company acquired by any purchaser are the Corporate Code and Article 8 of the UCC, and no Opinion is given regarding liens (other than UCC security interests) that may be perfected without filing or possession of the share certificate. The Opinion is based upon the assumption that the Capitalization Opinion could also be given.

         31.      PERSONAL PROPERTY TRANSFER OPINION.

         An Opinion as to Company's transfer of Personal Property expresses no opinion as to Company's title. See Interpretive Standard 16.

         32.      FOREIGN QUALIFICATION OPINION.

         An Opinion to the effect that Company is qualified to transact business as a foreign corporation in any one or more named jurisdictions is a statement based solely upon one or more certificates referenced in the Opinion Letter and limited in meaning to the words of each certificate. No implication arises from such confirmation that certificates have been acquired from all jurisdictions in which Company is required to be qualified, or that certificates obtained are from the appropriate public officials in the jurisdictions referenced.

         33.      LITIGATION OPINION.

         An Opinion regarding litigation pending or threatened in writing against Company or any Assets derives from Opinion Giver's knowledge as defined at Interpretive Standard 6 and certificate reliance discussed as Interpretive Standard 4, but not from any reviews of public or court records or files, other than those of the Opinion Giver or the Company.

                        INCORPORATION BY REFERENCE ACCORD

         34. These Interpretive Standards may be incorporated by reference in the Opinion Letter by a statement similar to the following:

                  This Opinion Letter is limited by, and is in accordance with, the Interpretive Standards attached hereto which are incorporated in this Opinion Letter by this reference.

                                    EXHIBIT H

                            FORM OF LEGAL OPINION OF
                          PILLSBURY MADISON & SUTRO LLP

                                                               Attorneys at Law
                                                            2550 Hanover Street
                                              Palo Alto, California  94304-1115
                                 TELEPHONE: (650) 233-4500  FAX: (650) 233-4545
                                                     INTERNET: PILLSBURYLAW.COM


                                February __, 2000


Big Science Company
______________________
______________________

     Re:   eGain Communications Corporation, Inc. -- Big Science Company Merger

Ladies and Gentlemen:

     We have acted as counsel for eGain Communications Corporation, Inc., a Delaware corporation (the "eGain"), in connection with the Agreement and Plan of Reorganization dated as of February 7, 2000 (the "Reorganization Agreement"), by and among the eGain, Big Science Company (the "Company") and certain other parties named therein. This letter is provided to you in satisfaction of the requirement set forth in Section 7.3(a) of the Reorganization Agreement. The Reorganization Agreement provides for, among other things, the issuance of shares of eGain's Common Stock (the "Common Stock"). Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

     In connection with the foregoing, we have examined the Reorganization Agreement, the Company Schedule of Exceptions, the Amendment to the Amended and Restated Investors' Rights Agreement (the "Rights Amendment"), certificates evidencing the Common Stock, records of proceedings of the directors and stockholders eGain, the Certificate of Incorporation of eGain, as amended (the "Certificate") and Bylaws of eGain, certificates of officers of eGain and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein. As to questions of fact material to such opinions, we have when relevant facts were not independently established, relied upon certificates of officers of eGain.

     Based upon the foregoing and except as set forth on the Schedule of Exceptions, it is our opinion that:

     1. eGain has been duly incorporated and organized and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted. eGain has qualified to do business as a foreign corporation in the State of California.

Big Science Company
February __, 2000
Page 2


     2. eGain has all requisite corporate power and authority to execute and deliver the Reorganization Agreement and the Rights Amendment, to issue the Common Stock pursuant to the Reorganization Agreement and to carry out and perform its obligations under the terms of the Reorganization Agreement and the Rights Amendment.

     3. The Reorganization Agreement and the Rights Amendment have been duly and validly authorized, executed and delivered by eGain, constitute valid and binding agreements of eGain (assuming due authorization, execution and delivery thereof by all the other parties to such agreements), and are enforceable against eGain in accordance with their respective terms, except as may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4. The capital stock of eGain is as follows:

        (a) PREFERRED STOCK. 5,000,000 shares of undesignated Preferred Stock (the "Preferred Stock") have been authorized, none of which is issued and outstanding.

        (b) COMMON STOCK. 50,000,000 shares of Common Stock have been authorized. The shares of Common Stock issuable pursuant to the Merger, when issued in compliance with the provisions of the Reorganization Agreement, will be validly issued, fully paid and non-assessable. Except
     (i) 6,500,000 shares reserved for issuance under the 1998 Stock Plan; ______________ shares reserved for issuance under the Sitebridge stock plan assumed by the Company; an aggregate of 750,000 shares of Common Stock reserved under for issuance under eGain's 1999 Employee Stock Purchase Plan; and (ii) warrants to purchase 159,554 shares of Common, to our knowledge, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of eGain.

     5. The execution, delivery and performance of the Reorganization Agreement and the Rights Amendment by eGain on or prior to the Closing and the issuance of the shares of Common Stock pursuant thereto do not violate any provision of the eGain's Certificate or Bylaws, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to eGain of which we are aware or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against eGain and of which we are aware, the violation or contravention of which would materially and adversely affect eGain, its assets, financial condition or operations.

     6. To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against eGain before any court or administrative agency that questions the validity of the Reorganization Agreement or the Rights Agreement, or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of eGain.

Big Science Company
February __, 2000
Page 3


     7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required to be made by eGain for the consummation by eGain of the transactions contemplated by the Agreement, have been made or obtained, except for filings such as may be required to be filed pursuant to applicable federal and state securities laws prior to or subsequent to the consummation of the transactions contemplated by the Reorganization Agreement.

     8. The issuance of the Common Stock pursuant to the Reorganization Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended to date.

     9. Upon the filing of the Certificate of Merger with the Secretary of State of Georgia, the Merger will have been validly consummated in accordance with applicable law.

     The foregoing opinion is subject to such matters as are set forth in the Schedule of Exceptions to the Reorganization Agreement and the following qualifications:

     Our opinion in paragraph 1 above is based solely upon a review of a certificate of good standing from the State of Delaware.

     Our opinion in paragraph 3 above is subject to and limited by (a) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; (b) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provision imposes restrictions or burdens upon a party and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the other party. We also express no opinion as to the enforceability of
Section 1.7 of the Rights Agreement, to the extent that enforcement thereof may be limited by public policy or otherwise.

     Our opinion in paragraph 4 above with respect to the number of issued and outstanding shares is based solely on an officer's certificate of the Company and a review of the Board of Directors minutes and other records of the Company provided to us; however, although we have made no other independent investigation with respect to such matters, we have no reason to believe such certificate is inaccurate and that such records are not complete based on our representation of the Company in connection with this transaction.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file tax returns and pay taxes under California Franchise Tax law

Big Science Company
February __, 2000
Page 4


and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities. This opinion is limited in all respects to matters governed by the laws of the State of California, the Delaware General Corporation Law and the laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions. For purposes of the opinion expressed in paragraph 9 above, we have assumed that, to the extent the Merger is governed by the general corporate law of the State of Georgia, that the general corporate law of the State of Georgia is the same as the general corporate law of the State of Delaware. We express no opinion as to the effect on the transaction of the antitrust laws of any state or the United States.

     We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Reorganization Agreement that would modify the terms or rights and obligations of the parties thereunder.

     Whenever a statement herein is qualified by "to the best of our knowledge," "we are not aware" or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

     This opinion is being delivered to you by us as counsel to the Company and may not be delivered to or relied upon by any other person without our express written approval.

                                           Very truly yours,


E-12984

                                    EXHIBIT I

                        AMENDMENT TO AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


                                       I-1


                        EGAIN COMMUNICATIONS CORPORATION

                                  AMENDMENT TO

                              AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT


         THIS AMENDMENT TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Amendment"), made and entered into as of the ___ day of March, 2000 by and among EGAIN COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), those investors in the Company listed on EXHIBIT A attached hereto (the "Original Investors"), those investors in the Company listed on EXHIBIT B attached hereto (the "BSC Investors") who are holders of shares of common stock of Big Science Company, a Georgia Corporation ("BSC), and ASHUTOSH ROY and GUNJAN SINHA (the "Founders").

                              W I T N E S S E T H:

         WHEREAS, the Company, BSC and certain shareholders of BSC have entered into that certain Agreement and Plan of Reorganization, dated February 7, 2000 (the "Merger Agreement"), pursuant to which BSC will be merged with and into the Company with the Company as the surviving corporation (the "Merger");

         WHEREAS, as a condition precedent to the consummation of the Merger, the Merger Agreement provides that the holders shares of BSC common stock shall be granted certain registration rights with respect to the shares of common stock of the Company ("Company Common Stock") that are issued to such holders in the Merger;

         WHEREAS, the Amended and Restated Investors' Rights Agreement dated July 21, 1999 (the "Original Agreement") allows the Company to grant registration rights to investors from time to time provided such investors become parties to the Original Agreement; and

         WHEREAS, the Company desires to grant registration rights under the Original Agreement to the BSC Investors being issued Company Common Stock pursuant to the Merger Agreement; and

         WHEREAS, the Original Agreement shall be amended to grant registration rights to the BSC Investors and the BSC Investors shall become parties to the Original Agreement, with such modifications as set forth herein:

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.1(g) shall be deleted in its entirety and amended to read in its entirety as follows:

                  "Registrable Securities" shall mean (i) shares of Common Stock issued to Investors or issued or issuable pursuant to the conversion of the Shares; (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public; (iii) shares of Common Stock of the Company held by the BSC Investors and
         (iv) shares of Common Stock of the Company held by the Founders ("Founders Stock"); provided, however, that such Founders Stock shall not be deemed "Registrable Securities" for purposes of Section 1.2 hereof."

     2. Section 1.5(a) shall be deleted in its entirety and amended to read in its entirety as follows:

         "1.5  REGISTRATION ON FORM S-3.

                  "(a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the holders of at least (X) thirty percent (30%) of Registrable Securities, or, (Y) a majority of the Registrable Securities held by the BSC Investors, have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in the event the Company shall furnish the certification described in paragraph 1.2(b)(ii) (but subject to the limitations set forth therein), or (iii) the Company has, within the six (6) month period preceding the date of such request already effected one registration on Form S-3 for the Holders pursuant to this Section 1.5."

     3. Each of the undersigned BSC Investors, by the execution hereof, covenant and agrees to become a party to the Original Agreement attached hereto as EXHIBIT C and hereby undertakes all of the representations, warranties, obligations and duties of an "Investor" and "Holder" under the Original Agreement and agrees to be bound by the provisions of the Original Agreement.

     4.   Except as modified by this Amendment, all other terms and conditions
in the    Original Agreement shall remain in full force and effect and this
Amendment shall be governed by all provisions thereof.

     5. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

                                      eGAIN COMMUNICATIONS CORPORATION



                                      By_______________________________________
                                                    Ashutosh Roy
                                              Chief Executive Officer


                                      FOUNDERS




                                      _________________________________________
                                                  Ashutosh Roy



                                      _________________________________________
                                                  Gunjan Sinha

                                      ORIGINAL INVESTORS

                                      FW VENTURES I, L.P.



                                      By ______________________________________

                                      Title ___________________________________



                                      CHARTER VENTURES III, LLC

                                      By ______________________________________

                                      Title ___________________________________



                                      FAYEZ SAROFIM INVESTMENT
                                      PARTNERSHIP NO. 5 L.P.


                                      By ______________________________________

                                      Title ___________________________________


   Counterpart Signature Page to eGain Communication Corporation Amendment to
                 Amended and Restated Investors Rights Agreement

                                      _________________________________________
                                                 Steve Goldsworthy



                                      RICHARD P. & AMY C. MAGNUSON,
                                      TRUSTEES OF THE MAGNUSON REVOCABLE
                                      TRUST DATED JANUARY 14, 1994



                                      By ______________________________________
                                             Richard P. Magnuson, Trustee



                                      By ______________________________________
                                               Amy C. Magnuson, Trustee



                                      _________________________________________
                                               Frederick K. Fluegel




                                      _________________________________________
                                                  William Miller



                                      _________________________________________
                                                    Mike Volpi



                                      PM&S VENTURE FUND II, LLC



                                      By ______________________________________

                                      Title ___________________________________


   Counterpart Signature Page to eGain Communication Corporation Amendment to
                 Amended and Restated Investors Rights Agreement

                                      _________________________________________
                                                  Stanley F. Pierson



                                      _________________________________________
                                                   Jorge del Calvo



                                      IMPERIAL BANK


                                      By ______________________________________

                                      Title ___________________________________



                                      PHOENIX LEASING INCORPORATED


                                      By ______________________________________

                                      Title ___________________________________



                                      _________________________________________
                                                 Benjamin Diesbach



                                      _________________________________________
                                                  David Lowenfeld



                                      _________________________________________
                                                    John Wilson

   Counterpart Signature Page to eGain Communication Corporation Amendment to
                 Amended and Restated Investors Rights Agreement

                                      _________________________________________
                                                    Chris McGuire



                                      _________________________________________
                                                    Harry Bott



                                      _________________________________________
                                                  Brian Trager



                                      _________________________________________
                                                   Brian Parker



                                      _________________________________________
                                                   Rebecca Parker



                                      _________________________________________
                                                   David Villeger



                                      _________________________________________
                                                   Bill Hoffman



                                      _________________________________________
                                                   Kenneth Hoffman



                                      _________________________________________
                                                   Chris Starace

   Counterpart Signature Page to eGain Communication Corporation Amendment to
                 Amended and Restated Investors Rights Agreement

                                      _________________________________________
                                                   Key Compton


                                      _________________________________________
                                                   Beverly Compton



                                      _________________________________________
                                                   Clay Enos



                                      _________________________________________
                                                   John Borthwick



                                      _________________________________________
                                                   Scott Gietler



                                      _________________________________________
                                                   Deanna Brown



                                      _________________________________________
                                                   Robin Neustein



                                      WINDCREST PARTNERS


                                      By ______________________________________

                                      Title ___________________________________

   Counterpart Signature Page to eGain Communication Corporation Amendment to
                 Amended and Restated Investors Rights Agreement

                                      _________________________________________
                                                   Stephen Friedman



                                      INCENTIVE INVESTMENT



                                      By ______________________________________

                                      Title ___________________________________



                                      LINKS VENTURES, LLC


                                      By ______________________________________

                                      Title ___________________________________



                                      _________________________________________
                                                    Peter Bermont



                                      _________________________________________
                                                    Vincent Hubner



                                      WW READE STREET CORP.



                                      By ______________________________________

                                      Title ___________________________________

   Counterpart Signature Page to eGain Communication Corporation Amendment to
                 Amended and Restated Investors Rights Agreement

                                      U.S. BANK TRUST NATIONAL ASSOCIATION



                                      By ______________________________________

                                      Title ___________________________________



                                      BSC INVESTORS:



                                      _________________________________________
                                                    Print Name

                                      By ______________________________________

                                      Title ___________________________________
                                                  (if Applicable)



                                      _________________________________________
                                                    Print Name

                                      By ______________________________________

                                      Title ___________________________________
                                                  (if Applicable)


   Counterpart Signature Page to eGain Communication Corporation Amendment to
                 Amended and Restated Investors Rights Agreement

                                    EXHIBIT A

                         SCHEDULE OF ORIGINAL INVESTORS

                                    EXHIBIT B

                            SCHEDULE OF BSC INVESTORS

                                    EXHIBIT C

                               ORIGINAL AGREEMENT


                                      C-1